UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Oracle Corporation

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September 23, 2022

To our Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Oracle Corporation. Our Annual Meeting will be held on Wednesday, November 16, 2022, at 1:00 p.m., Central Time. The 2022 Annual Meeting of Stockholders will be a virtual meeting. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the Internet.

We describe in detail the actions we expect to take at the Annual Meeting in the following Notice of 2022 Annual Meeting of Stockholders and proxy statement. We have also made available a copy of our Annual Report on Form 10-K for fiscal 2022. We encourage you to read the Form 10-K, which includes information on our operations, products and services, as well as our audited financial statements.

This year, we will again be using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. We believe that this process provides stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All stockholders who are not sent a notice, or who otherwise request, will be sent a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email. See “Questions and Answers about the Annual Meeting” beginning on page 67 for more information.

Please use this opportunity to take part in our corporate affairs by voting your shares on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. See “How Do I Vote?” on page 6 of the proxy statement for more details. Voting electronically, by telephone or by returning your proxy card does NOT deprive you of your right to attend the virtual meeting and to vote your shares during the meeting for the matters acted upon at the meeting. If you cannot attend the virtual meeting, we invite you to listen to a recording following the Annual Meeting through November 23, 2022 by going to www.virtualshareholdermeeting.com/ORCL2022 or our website at www.oracle.com/investor.

Sincerely, Lawrence J. Ellison Chairman and Chief Technology Officer

2300 Oracle Way

Austin, Texas 78741

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	1:00 p.m., Central Time, on Wednesday, November 16, 2022

LOCATION	The meeting will be held in a virtual format only. Please visit www.virtualshareholdermeeting.com/ORCL2022.

REPLAY	A recording of the meeting will be available at www.virtualshareholdermeeting.com/ORCL2022 and on our website at www.oracle.com/investor following the Annual Meeting through November 23, 2022.

ITEMS OF BUSINESS	(1) To elect 15 director nominees to serve on the Board of Directors until our 2023 Annual Meeting of Stockholders.

(2) To hold an advisory vote to approve the compensation of our named executive officers.

(3) To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023.

(4) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	September 19, 2022

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

MEETING ADMISSION

You are entitled to attend the Annual Meeting online, vote and submit one question during the meeting by visiting www.virtualshareholdermeeting.com/ORCL2022 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials. You will only be entitled to vote and submit a question at the Annual Meeting if you are a stockholder as of the close of business on September 19, 2022, the record date. More details on how to participate in this year’s virtual meeting can be found on pages 6 and 7 and in the “Questions and Answers about the Annual Meeting” beginning on page 67. In the event of a technical malfunction or other situation that at the discretion of the Chairman of the Board of Directors may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held, the Chairman or Corporate Secretary of Oracle will convene the meeting at 4:00 p.m., Central Time on the same date and at the location specified above solely for the purpose of holding the adjourned meeting at this later time. Under the foregoing circumstances, we will post information regarding the announcement on the Investors page of Oracle’s website at www.oracle.com/investor.

Brian S. Higgins Senior Vice President and Secretary September 23, 2022

2022 Annual Meeting of Stockholders

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. For more complete information about these topics, please review our Annual Report on Form 10-K for fiscal 2022 and the contents of this proxy statement. Fiscal 2022 began on June 1, 2021 and ended on May 31, 2022. Fiscal 2023 began on June 1, 2022 and ends on May 31, 2023.

The Notice of Internet Availability of Proxy Materials, this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our Annual Report on Form 10-K for fiscal 2022, were first made available to stockholders on or about September 23, 2022.

2022 Annual Meeting of Stockholders

Date and Time

Wednesday, November 16, 2022

1:00 p.m., Central Time

Location

Online via live audio webcast at www.virtualshareholdermeeting.com/ORCL2022

Record Date

You will only be entitled to vote and submit a question for the Annual Meeting if you are a stockholder as of the close of business on September 19, 2022, the record date.

Replay

A recording of the meeting will be available on our website at www.oracle.com/investor and at www.virtualshareholdermeeting.com/ORCL2022 following the Annual Meeting through November 23, 2022.

Voting and Attendance

You may vote on the Internet, by telephone, by mail or during the Annual Meeting if you are a stockholder as of the close of business on the record date. You are entitled to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/ORCL2022 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials.

Submitting a Question

You may submit one question either in advance of or during the Annual Meeting if you are a stockholder as of the close of business on the record date. You may submit a question in advance of the meeting at www.proxyvote.com by logging in with your 16-digit control number. During the Q&A session at the Annual Meeting, we will endeavor to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct.

Voting Roadmap

Agenda Item	Board Recommendation	Page

• Election of 15 directors	For Each Nominee	61

• Advisory vote to approve the compensation of our named executive officers (NEOs)	For	62

• Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023	For	64

2022 Annual Meeting of Stockholders 1

Director Nominees

In Proposal No. 1, we are asking you to vote FOR each of the 15 director nominees listed below. Each director attended at least 75% of all Board meetings and applicable committee meetings during fiscal 2022.

Nominee	Age	Director Since	Independent	Current Committees

Awo Ablo Executive Director, External Relations, Tony Blair Institute for Global Change	50	2022

Jeffrey S. Berg Chairman, Northside Services, LLC; Former Chairman and CEO, International Creative Management, Inc.	75	1997		• Independence (Chair) • Finance and Audit • Governance

Michael J. Boskin Tully M. Friedman Professor of Economics and Wohlford Family Hoover Institution Senior Fellow, Stanford University	76	1994		• Finance and Audit (Chair)

Safra A. Catz CEO, Oracle Corporation	60	2001

Bruce R. Chizen* Senior Adviser, Permira Advisers LLP; Venture Partner, Voyager Capital; Former CEO, Adobe Systems Incorporated	67	2008		• Governance (Chair) • Finance and Audit

George H. Conrades Executive Advisor and Former Chairman and CEO, Akamai Technologies, Inc.; Managing Partner, Longfellow Venture Partners	83	2008		• Compensation (Chair) • Independence

Lawrence J. Ellison Chairman, Chief Technology Officer (CTO) and Founder, Oracle Corporation	78	1977

Rona A. Fairhead Former Minister of State, U.K. Department for International Trade; Former Chair, BBC Trust; Former Chair and CEO, Financial Times Group Limited	61	2019		• Finance and Audit

Jeffrey O. Henley Vice Chairman of the Board, Oracle Corporation	77	1995

Renée J. James Chairman and CEO, Ampere Computing LLC; Operating Executive, The Carlyle Group; Former President, Intel Corporation	58	2015

Charles W. Moorman Senior Advisor and Former CEO, Amtrak; Former CEO, Norfolk Southern Corporation	70	2018		• Compensation • Independence

Leon E. Panetta Co-founder and Chairman, Panetta Institute for Public Policy; Former U.S. Secretary of Defense; Former Director of the Central Intelligence Agency	84	2015		• Compensation • Governance

William G. Parrett Former CEO, Deloitte Touche Tohmatsu	77	2018		• Governance

Naomi O. Seligman Senior Partner, Ostriker von Simson, Inc.	84	2005		• Compensation (Vice Chair)

Vishal Sikka Founder and CEO, Vianai Systems, Inc.; Former CEO and Managing Director, Infosys Limited	55	2019
*	Current lead independent director. See “Corporate Governance—Board Leadership Structure” on page 26 for more information.

2 2022 Annual Meeting of Stockholders

Corporate Governance Highlights

Board of Directors	Stockholder Rights and Engagement	Governance Best Practices

     Ongoing Board refreshment: 5 new directors added in the last 5 fiscal years

     Separate Board Chair and Chief Executive Officer (CEO) roles

     Lead independent director

     Majority of independent directors (10 out of 15)

     100% independent Board committees

     40% of Board members are women and/or come from a diverse background

     Annual director elections

     Director majority voting and mandatory resignation policy

     Annual Board and committee performance evaluations, including individual director interviews

     Single class of voting stock

     No supermajority voting provisions

     Stockholder proxy access

     Stockholder right to call a special meeting (20%)

     Stockholder right to act by written consent

     Active stockholder outreach and engagement program

     Anti-pledging policy with two exceptions adopted in January 2018 with quarterly risk reviews

     Robust director and senior officer stock ownership guidelines

     Anti-hedging policy applicable to all employees and directors

Stockholder Engagement and Board Responsiveness

We have a long tradition of engaging with our stockholders to solicit their views on a wide variety of issues, including corporate governance, environmental and social matters, executive compensation and other issues.

➢

Independent Director Engagement. On a regular basis, representatives of our independent directors hold meetings with our stockholders covering a wide range of topics, which have recently included executive compensation, Board refreshment and leadership structure, diversity and inclusion and other corporate governance matters. The meetings tend to be between our largest institutional stockholders and all of the members of our Compensation Committee. Neither our Chairman nor our CEO participate in these meetings. We provide an open forum to our stockholders to discuss and comment on any aspects of our executive compensation program and governance matters. The Board believes these meetings are important because they foster a relationship of accountability between the Board and our stockholders and help us better understand and respond to our stockholders’ priorities and perspectives.

In fiscal 2022, certain of our independent directors held meetings with seven large institutional stockholders. Thus far in fiscal 2023, we have reached out to nine large institutional stockholders to set up meetings with members of the Compensation Committee and the full Compensation Committee has already held video conference meetings with six large institutional stockholders.

➢

Executive Director Engagement. As part of our regular Investor Relations engagement program, our executive directors hold meetings with a number of our institutional stockholders throughout the year. We traditionally hold an annual financial analyst meeting where analysts are invited to hear presentations from key members of our management team, including our executive directors. Although we were not able to hold in-person analyst days during fiscal 2021 and 2022 due to the global COVID-19 pandemic, we presently intend to resume the in-person financial analyst meeting at Oracle CloudWorld in fiscal 2023.

➢

Legal and Investor Relations Engagement. Members of our Legal and Investor Relations teams also engage with stockholders throughout the year. After the proxy statement is filed, there is a further attempt to re-engage with stockholders in order to discuss matters on the annual stockholder meeting agenda and solicit feedback. When appropriate, independent directors join these discussions.

➢

Say-on-Pay Vote Outcome and Board Responsiveness. Stockholders approved our advisory say-on-pay proposal at our 2021 Annual Meeting with 60% of the votes cast voting in favor of the compensation of our NEOs. The Board remains committed to understanding stockholder views and looks forward to increasing levels of support in the future. All members of the Compensation Committee have met with and continue to engage with stockholders in order to actively understand what actions the Compensation Committee may take to address stockholder concerns. The Compensation Committee and the Board take the views of our stockholders and their feedback into account throughout the year.

2022 Annual Meeting of Stockholders 3

Below is a summary of the Board’s response to the most critical feedback received from stockholders.

What We Heard	The Board’s Response

Many of our largest stockholders provided feedback on the performance-based stock options (PSOs) held by Mr. Ellison and Ms. Catz.

☐ Several of our largest stockholders were pleased that Oracle has continued to honor its commitment not to grant any equity awards to Mr. Ellison or Ms. Catz during the performance period of the PSOs.

☐ Certain of our largest stockholders expressed support for the PSOs and agreed that the operational performance goals are fundamental driving goals for Oracle’s performance.

☐ Stockholders had differing views on the rigor of the PSO goals. Some stockholders expressed concern about the possibility that the PSOs will have high pay outs during the performance period, while other stockholders discussed concerns that the PSO goals are too rigorous and that our most senior executive officers might be disincentivized by a lack of vesting.

☐ Although some stockholders supported the extension of the PSO performance period, other stockholders expressed concern that the performance period was extended with no change to the performance metrics and indicated that they generally do not support mid-cycle changes to equity compensation.

•  After taking into consideration stockholders’ feedback regarding the PSOs, the Compensation Committee believes that the current design of the PSO program with the extended performance period directly links the long-term incentive compensation of our most senior executive officers with challenging goals related to our cloud offerings and stockholder returns and aligns with the Board’s long-term strategic plan.

•  The Compensation Committee honored its commitment to our stockholders to not grant any new equity awards to Mr. Ellison or Ms. Catz during the extended eight-year performance period of the PSOs, which runs through May 31, 2025, and decided to maintain the existing terms applicable to the outstanding PSOs rather than make additional mid-cycle changes.

•  In reaching this decision, the Compensation Committee gave weight to several considerations, including:

☐ No equity awards have been granted to Mr. Ellison or Ms. Catz since the PSOs were granted in July 2017.

☐ Oracle’s cloud business is an important part of the company’s long-term success and the PSOs were carefully designed to drive performance in the areas that the Board believes would be most beneficial to our stockholders.

☐ The extended PSO performance period encourages a longer-term focus on Oracle’s performance.

☐ The matching of operational performance goals with sustained 30-day market capitalization goals ensures that the PSOs will only vest if Oracle’s cloud business grows sufficiently and our stockholders will also benefit from the achievement of the goals.

☐ One tranche of the PSOs vested in June 2021 upon the achievement of the stock price goal and, although three of the market capitalization goals were achieved as of May 31, 2022, internal projections demonstrate that the unachieved performance goals are rigorous and not easily attainable during the extended performance period.

☐ If and when the remaining PSOs vest, stockholders will have achieved significant long-term value.

•  The annualized value of the modified PSOs is approximately $16.2 million per year for each of Mr. Ellison and Ms. Catz over the eight-year performance period. The Compensation Committee was advised by its independent compensation consultant that this annualized amount is below the median equity compensation paid to the CEOs of Oracle’s peers.

See pages 36 and 37 for additional details regarding the PSOs.

Some stockholders requested additional disclosure regarding the rationale for granting time-based equity to certain of our NEOs.

•  The Compensation Committee awarded time-based long-term incentive compensation in the form of RSUs to Mr. Screven and Ms. Daley due to the critical nature of their roles at Oracle and the fact that both focused on compliance matters rather than overseeing revenue-generating lines of business. In granting these awards, the Compensation Committee sought to provide strong retention incentives with upside tied to stockholder returns.

•  The Compensation Committee believed that awarding performance-based long-term incentive compensation to these NEOs could have created undesirable incentives. See page 41 for additional details on the Compensation Committee’s decision to grant time-based long-term incentive compensation to Mr. Screven and Ms. Daley.

Stockholders appreciate that Oracle has a female CEO and several women on the Board and expressed a desire for even greater Board diversity in the future.	During fiscal 2022, Ms. Ablo was elected to serve on the Board. Following Ms. Ablo’s election, 40% of our Board members are women and/or come from a diverse background.
There is concern that several members of the Board are long tenured.

The Board believes it is desirable to maintain a mix of longer-tenured, experienced directors that have developed increased institutional knowledge of and valuable insight into the company and its operations and newer directors with fresh perspectives. In furtherance of this objective, the Board has worked diligently to identify and interview qualified candidates. The Board most recently elected Ms. Ablo in fiscal 2022, Dr. Sikka and Mrs. Fairhead in fiscal 2020 and Messrs. Moorman and Parrett in fiscal 2018.

Several stockholders asked for clarity regarding the role of the lead independent director.

In fiscal 2022, the Board updated our Corporate Governance Guidelines to include the duties of the lead independent director, which include, among others, serving as a liaison between our non-management and management directors, facilitating discussion among non-management directors on key issues and concerns outside of Board meetings, being available, when appropriate, for consultation and direct communication with large stockholders and performing such other additional duties as the Board sees fit. See “Corporate Governance—Board Leadership Structure” on page 26 for more information.

4 2022 Annual Meeting of Stockholders

Fiscal 2022 Named Executive Officers (NEOs)

Lawrence J. Ellison Chairman and CTO

Safra A. Catz CEO*

Edward Screven Executive Vice President, Chief Corporate Architect

Dorian E. Daley Executive Vice President and General Counsel
* Ms. Catz also serves as our principal financial officer

Human Resources and Compensation Best Practices

Best Practices We Employ

 Compensation Committee reviews attrition data and diversity metrics for employees at all career levels

 Diversity metrics and EEO-1 statement are publicly available on our Diversity and Inclusion website

 Modern approach to work, including a flexible employee work location policy

 High proportion of compensation for our CEO and CTO is performance-based and aligned with stockholders’ interests

 Caps on maximum payout of bonuses and performance-based equity awards

 Robust stock ownership guidelines

 Disciplined dilution rates from equity awards

 Compensation recovery (clawback) policy for cash bonuses in the event of a financial restatement

 Independent Compensation Committee

 Annual risk assessment of compensation programs

 Independent compensation consultant

 Anti-pledging policy

 Anti-hedging policy applicable to all employees and directors

Practices We Avoid

 No severance benefit arrangements except as provided under our equity incentive plan to employees generally or as required by law

 No “single-trigger” change in control vesting of equity awards

 No change in control acceleration of performance-based cash bonuses

 No minimum guaranteed vesting for performance-based equity awards granted to our NEOs

 No discretionary cash bonuses under the Executive Bonus Program applicable to our CEO and CTO

 No “golden parachute” tax reimbursements or gross-ups for our NEOs

 No payout or settlement of dividends or dividend equivalents on unvested equity awards

 No supplemental executive retirement plans, executive pensions or excessive retirement benefits

 No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

2022 Annual Meeting of Stockholders 5

PROXY STATEMENT

We are providing these proxy materials in connection with Oracle Corporation’s 2022 Annual Meeting of Stockholders (the Annual Meeting). The Notice of Internet Availability of Proxy Materials (the Notice), this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our most recently filed Annual Report on Form 10-K, were first made available to stockholders on or about September 23, 2022. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or during the Annual Meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 15, 2022.

➢ Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

➢ Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Have your proxy card or voting instruction card in hand when you call.

➢ Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Please note that if you received a Notice, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

➢ Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote on the virtual meeting platform. The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

6 2022 Annual Meeting of Stockholders

➢ Attending the Annual Meeting

This year’s Annual Meeting will be held in a virtual format only. The accompanying proxy materials and the meeting’s website, www.virtualshareholdermeeting.com/ORCL2022, include instructions on how to participate in the meeting and how you may vote your shares of Oracle stock. To be admitted to the Annual Meeting online, vote and submit a question during the meeting, you must enter the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves enough time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We encourage you to access the Annual Meeting before it begins. Online check-in will start 15 minutes before the meeting on November 16, 2022. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the meeting log-in page. We will have technicians available to assist you beginning at 12:30 p.m., Central Time, on November 16, 2022.

Q&A AT THE ANNUAL MEETING

During the question and answer session, we will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit one question either in advance of or during the meeting. You may submit one question in advance of the meeting at www.proxyvote.com after logging in with the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials. Alternatively, you may submit one question during the Annual Meeting through www.virtualshareholdermeeting.com/ORCL2022.

Please identify yourself when submitting a question. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. The meeting rules of conduct will be available during the Annual Meeting at www.virtualshareholdermeeting.com/ORCL2022. We reserve the right to edit any inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Oracle’s business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition in the interest of time and fairness to all stockholders.

The question and answer session will be accessible following the meeting as part of the recording of the meeting that will be available at www.virtualshareholdermeeting.com/ORCL2022 and on our website at www.oracle.com/investor following the Annual Meeting through November 23, 2022.

2022 Annual Meeting of Stockholders 7

BOARD OF DIRECTORS

Nominees for Directors

Our Board of Directors (the Board) consists of 15 directors, 14 of whom stood for election at our last annual meeting of stockholders. The Board unanimously elected Awo Ablo as a director effective March 22, 2022, and Ms. Ablo will stand for election at the Annual Meeting along with our other 14 directors. After soliciting and receiving referrals from members of our Board, Ms. Ablo was among several director candidates considered by our Nomination and Governance Committee (Governance Committee), which then recommended her appointment to the Board.

➢	Director Qualifications

Our Corporate Governance Guidelines (described in “Corporate Governance—Corporate Governance Guidelines” on page 21) contain Board membership qualifications that apply to Board nominees recommended by the Governance Committee. The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, diverse, dynamic and effective Board. In selecting nominees, the Governance Committee assesses the character and acumen of candidates and endeavors to collectively establish areas of core competency of the Board, including, among others, industry and technical knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. The Governance Committee values a diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. As noted in our Corporate Governance Guidelines, the Governance Committee is committed to actively seeking directors who are diverse with respect to gender, race and ethnicity for the pool from which director candidates are chosen.

The Governance Committee also takes director tenure into consideration when making director nomination decisions and believes that it is desirable to maintain a mix of longer-tenured, experienced directors that have developed increased institutional knowledge of and valuable insight into the company and its operations and newer directors with fresh perspectives. The Governance Committee and the Board also believe that longer-tenured, experienced directors are a significant strength of the Board, given the large size of our company, the breadth of our product offerings and the international scope of our organization. See “Corporate Governance—Director Tenure, Board Refreshment and Diversity” on page 28 for more information.

Below we identify the key experiences, qualifications and skills our director nominees bring to the Board and that the Board considers important in light of Oracle’s businesses and industry.

•

Industry Knowledge and Experience. We seek to have directors with experience as executives or directors or in other leadership positions in the particular technology industries in which we compete because our success depends on developing and investing in innovative products and technologies. This experience is critical to the Board’s ability to understand our products and business, assess our competitive position within the technology industry and the strengths and weaknesses of our competitors, maintain awareness of technology trends and innovations, and evaluate potential acquisitions and our acquisition strategy.

•

Management, Oversight of Complex Organizations, Accounting and Finance Expertise. We believe that an understanding of management practices, oversight of complex organizations and accounting/finance expertise is important for our directors. We value management experience in our directors as it provides a practical understanding of organizations, processes, strategies, risk management and the methods to drive change and growth that permit the Board to, among other things, identify and recommend improvements to our business operations, sales and marketing approaches and product strategy. We also seek to have at least one independent director who qualifies as an audit committee financial expert, and we expect all of our directors to be financially knowledgeable.

•

Business Judgment, Leadership and Strategic Vision. We believe that directors with experience in significant leadership positions are commonly required to demonstrate excellent business judgment, leadership skills and strategic vision. We seek directors with these characteristics as they bring important insights to Board deliberations and processes.

8 2022 Annual Meeting of Stockholders

The Board evaluates its own composition in the context of the diverse experiences and perspectives that the directors collectively bring to the boardroom. Their backgrounds provide the Board with vital insights in areas such as:

Finance and Accounting	Technology Industry	Cybersecurity and Risk Management	Mergers and Acquisitions

Operation of Global Organizations	Healthcare Industry	Governmental Affairs and Regulation	Strategic Transformation

International Tax and Monetary Policy	Intellectual Property and Artificial Intelligence	Executive Leadership and Talent Development	Customer Perspective

2022 Annual Meeting of Stockholders 9

The experiences, qualifications and skills of each director that the Board considered in his or her nomination are included below the directors’ individual biographies on the following pages. The Board concluded that each nominee should serve as a director based on the specific experience and attributes listed below and the direct personal knowledge of each nominee’s previous service on the Board, including the insight and collegiality each nominee brings to the Board’s functions and deliberations. The age of each director is provided as of September 19, 2022, the record date for the Annual Meeting.

AWO ABLO
Independent Director Director since 2022 Age: 50

Ms. Ablo has served as the Executive Director, External Relations at the Tony Blair Institute for Global Change (the Institute), a global non-profit organization, since October 2017 and as an advisor to iceaddis, an Ethiopian innovation hub and technology startup incubator, since 2022. She previously served as Director, External Affairs at the Institute from March 2017 to October 2017. Previously, Ms. Ablo was Director of Development and External Relations for the Tony Blair Africa Governance Initiative from May 2016 to March 2017. She has also served on various advisory groups and committees, including the Chatham House Global Health Working Group.

Qualifications: Ms. Ablo brings to the Board extensive experience collaborating with senior international government officials, including through her experience at the Institute and through her previous role with the BBC World Service Trust. She also offers valuable perspective on healthcare matters resulting from her past role at the International HIV/AIDS Alliance and her service on the Chatham House Global Health Working Group and other advisory groups and committees. Our Board benefits from Ms. Ablo’s insight into the unique perspectives and needs of our government and healthcare customers throughout the world.

JEFFREY S. BERG
Independent Director Director since 1997 Age: 75

Mr. Berg has been an agent in the entertainment industry for over 40 years. Mr. Berg has served as Chairman of Northside Services, LLC, a media and entertainment advisory firm, since May 2015. Mr. Berg was Chairman of Resolution, a talent and literary agency he founded, from January 2013 until April 2015. Between 1985 and 2012, he was the Chairman and CEO of International Creative Management, Inc. (ICM), a talent agency for the entertainment industry. He has served as Co-Chair of California’s Council on Information Technology and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley. He previously served on the Board of Trustees of the Anderson School of Management at the University of California at Los Angeles.

Qualifications: As the former CEO of ICM, Mr. Berg brings to the Board over 25 years of leadership experience running one of the world’s preeminent full service talent agencies in the entertainment industry. Mr. Berg’s prior experience as CEO and as a representative of some of the world’s most well-known celebrities offers the Board a unique perspective with respect to managing a global brand in rapidly changing industries and in management, compensation and operational matters.

Board Committees: Independence (Chair), Finance and Audit, Governance

MICHAEL J. BOSKIN
Independent Director Director since 1994 Age: 76

Dr. Boskin is the Tully M. Friedman Professor of Economics and Wohlford Family Hoover Institution Senior Fellow at Stanford University, where he has been on the faculty since 1971. He is CEO and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President’s Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin currently serves as director of Bloom Energy Corporation and, during the last five years, served as a director of Exxon Mobil Corporation.

Qualifications: Dr. Boskin is recognized internationally for his research on world economic growth, tax and budget theory and policy, U.S. saving and consumption patterns and the implications of changing technology and demography on capital, labor and product markets. He brings to the Board significant economic and financial expertise and provides a unique perspective on a number of challenges faced by Oracle due to its global operations, including, for example, questions regarding international tax and monetary policy, treasury functions, currency exposure and general economic and labor trends and risks. In addition, Dr. Boskin’s experience as CEO of his consultancy firm and as a former director of another large, complex global organization provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Board Committees: Finance and Audit (Chair)

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SAFRA A. CATZ
Chief Executive Officer Director since 2001 Age: 60

Ms. Catz has been our CEO since September 2014. She served as our President from January 2004 to September 2014 and as our Chief Financial Officer (CFO) most recently from April 2011 until September 2014. Ms. Catz was previously our CFO from November 2005 until September 2008 and our Interim CFO from April 2005 until July 2005. Prior to being named President, she held various other positions with us since joining Oracle in 1999. Ms. Catz is currently a director of The Walt Disney Company. She also serves on the U.S. Homeland Security Advisory Council.

Qualifications: In her current role at Oracle, Ms. Catz is responsible for all operations at Oracle other than product development and engineering. As our CEO and former CFO, our Board benefits from Ms. Catz’s many years with Oracle and her unique expertise regarding Oracle’s strategic vision, management and operations. Prior to joining Oracle, Ms. Catz developed deep technology industry experience as a managing director with the investment banking firm Donaldson, Lufkin & Jenrette from 1986 to 1999 covering the technology industry. With this experience, Ms. Catz brings valuable insight regarding the technology industry generally, and in particular in the execution of our acquisition strategy. In addition, Ms. Catz’s service as a director of other large, complex global organizations provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

BRUCE R. CHIZEN
Independent Director Director since 2008 Age: 67

Mr. Chizen is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP (Permira), a private equity firm, since July 2008, as PGO Partner to Permira since June 2018, and as a Venture Partner at Voyager Capital, a venture capital firm, since July 2009. He has also served as an Operating Partner for Permira Growth Opportunities, a private equity fund, since June 2018. From 1994 to 2008, Mr. Chizen served in a number of positions at Adobe Systems Incorporated (Adobe), a provider of design, imaging and publishing software, including CEO (2000 to 2007), President (2000 to 2005), acting CFO (2006 to 2007) and strategic adviser (2007 to 2008). Mr. Chizen currently serves as a director of ChargePoint, Inc., Informatica Inc. and Synopsys, Inc.

Qualifications: As the former CEO of Adobe, Mr. Chizen brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Chizen’s experience in heading the extension of Adobe’s product leadership provides the Board with perspectives applicable to challenges faced by Oracle. In addition, Mr. Chizen’s current roles at Permira and Voyager Capital require him to be very familiar with companies driven by information technology or intellectual property, which allows him to provide the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. The Board also benefits from Mr. Chizen’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former acting CFO of Adobe. Mr. Chizen’s service as a director of a large, complex global organization, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Board Committees: Governance (Chair), Finance and Audit

GEORGE H. CONRADES
Independent Director Director since 2008 Age: 83

Mr. Conrades has served as an Executive Advisor to Akamai Technologies, Inc. (Akamai), a content delivery network services provider for media and software delivery and cloud security solutions, since June 2018. He previously served as Akamai’s CEO from 1999 to 2005 and Chairman from 1999 to 2018. Mr. Conrades currently serves as Managing Partner at Longfellow Venture Partners, a private venture fund advising and investing in early stage healthcare and technology companies. He also served as a Venture Partner at Polaris Venture Partners, an early stage investment company, from 1998 to 2012 and is currently Partner Emeritus. Mr. Conrades currently serves as a director of Cyclerion, Inc. and during the last five years he previously served as a director of Akamai.

Qualifications: As the former CEO of Akamai, Mr. Conrades brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. Mr. Conrades’ experience provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Conrades’ current role at Longfellow Venture Partners requires him to be very familiar with growth companies, including those driven by information technology or intellectual property, which allows him to provide the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. Mr. Conrades’ service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Board Committees: Compensation (Chair), Independence

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LAWRENCE J. ELLISON
Chairman, Chief Technology Officer and Founder Director since 1977 Age: 78

Mr. Ellison has been our Chairman of the Board and CTO since September 2014. Mr. Ellison served as our CEO from June 1977, when he founded Oracle, until September 2014. He previously served as our Chairman of the Board from May 1995 to January 2004. In the last five years, he previously served as a director of Tesla, Inc.

Qualifications: Mr. Ellison is Oracle’s Founder and served as our CEO since we commenced operations in June 1977 through September 2014. He is widely regarded as a technology visionary and one of the world’s most successful business executives. Mr. Ellison’s familiarity with and knowledge of our technologies and product offerings are unmatched. He continues to lead and oversee our product engineering, technology development and strategy. For over 40 years he has successfully steered Oracle in new strategic directions in order to adapt to and stay ahead of our competition and changing industry trends. Mr. Ellison is our largest stockholder, beneficially owning approximately 42.9% of the outstanding shares of our common stock (based on data available as of September 19, 2022), directly aligning his interests with those of our stockholders.

RONA A. FAIRHEAD
Independent Director Director since 2019 Age: 61

Mrs. Fairhead served as Minister of State for Trade and Export Promotion, Department for International Trade in the United Kingdom from September 2017 to May 2019. She previously served as Chair of the British Broadcasting Corporation (BBC) Trust from October 2014 to April 2017. From 2006 to 2013, Mrs. Fairhead was Chair and CEO of the Financial Times Group Limited, which was a division of Pearson plc, and, prior to that, she served as Pearson plc’s CFO. Before joining Pearson plc, Mrs. Fairhead held a variety of leadership positions at Bombardier Inc. and Imperial Chemical Industries plc. Mrs. Fairhead serves as Chair of the Board of RS Group plc (previously Electrocomponents plc) and is a member of the U.K. House of Lords. In the last five years, she previously served as a director of PepsiCo, Inc.

Qualifications: Mrs. Fairhead brings to the Board extensive international experience in finance, risk management and global operations gained from her leadership roles at the BBC Trust, the Financial Times Group, Pearson plc, RS Group plc and other multinational companies. She also contributes significant expertise in government affairs from her experience as the U.K. Minister of State for Trade and Export Promotion. Mrs. Fairhead also offers her valuable perspectives on risk management resulting from her experiences serving as chair of the risk committee and financial system vulnerabilities committee of HSBC Holdings plc and as chair of the U.K. Government’s Cabinet Office Audit and Risk Committee. In addition, Mrs. Fairhead brings to the Board global marketplace insights and customer perspectives developed through her current and prior service on the boards of directors at multinational public companies across multiple industries.

Board Committees: Finance and Audit

JEFFREY O. HENLEY
Vice Chairman Director since 1995 Age: 77

Mr. Henley has served as our Vice Chairman of the Board since September 2014. Mr. Henley previously served as our Chairman of the Board from January 2004 to September 2014. He served as our Executive Vice President and CFO from March 1991 to July 2004.

Qualifications: Our Board benefits from Mr. Henley’s many years with Oracle and his deep expertise and knowledge regarding our strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide. This role allows Mr. Henley to remain close to our customers and the technology industry generally. Mr. Henley also brings to the Board significant financial and accounting expertise from his service as our former CFO and in other finance positions prior to joining Oracle.

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RENÉE J. JAMES
Non-Employee Director Director since 2015 Age: 58

Ms. James is currently the Chairman and CEO of Ampere Computing LLC (Ampere), a company she founded in 2017 that produces high-performance semiconductors for hyperscale cloud, storage and edge computing. Ms. James also has served as an Operating Executive for The Carlyle Group, a global alternative asset manager, since February 2016. In this role, Ms. James evaluates new technology investments for the firm and advises portfolio companies on their strategic direction and operational efficiency. In January 2016, Ms. James concluded a 28-year career with Intel Corporation (Intel), where she most recently served as President. Ms. James is a member and former Chair of the National Security Telecommunications Advisory Committee to the President of the United States. She also serves as a director of Citigroup Inc. In the last five years, she previously served as a director of Sabre Corporation and Vodafone Group Plc.

Qualifications: As a seasoned technology executive, Ms. James brings to the Board extensive, international experience managing large, complex global operations in the technology industry. In her distinguished career at Intel, Ms. James held a variety of positions in research and development leadership in both software and hardware and the management of global manufacturing. Our Board benefits from the leadership, industry and technical expertise Ms. James acquired at Ampere and Intel and through her service on the boards of public and private companies in the technology and financial services industries. In addition, Ms. James brings to the Board expansive knowledge of cybersecurity gained through the positions she has held at Intel and as a member and former Chair of the National Security Telecommunications Advisory Committee to the President of the United States.

CHARLES W. MOORMAN
Independent Director Director since 2018 Age: 70

Mr. Moorman is currently a Senior Advisor to Amtrak, a position he has held since 2018, and he previously served as President and CEO from August 2016 to January 2018. Mr. Moorman was previously CEO (from 2005 to 2015) and Chairman (from 2006 to 2015) of Norfolk Southern Corporation (Norfolk Southern), a transportation company. From 1975 to 2005, he held various positions in operations, information technology, and human resources at Norfolk Southern. Mr. Moorman serves as a director of Chevron Corporation and in the last five years he previously served as a director of Duke Energy Corporation.

Qualifications: As the former CEO of Norfolk Southern, Mr. Moorman brings to the Board extensive experience leading and managing the operations of a large, complex Fortune 500 company. Mr. Moorman’s forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering, technology, finance and risk management. Mr. Moorman also brings to the Board significant regulatory expertise and familiarity with environmental affairs gained through his leadership roles at both Amtrak and Norfolk Southern. In addition, Mr. Moorman’s service as a director of other large public companies provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Board Committees: Compensation, Independence

LEON E. PANETTA
Independent Director Director since 2015 Age: 84

Secretary Panetta served as U.S. Secretary of Defense from 2011 to 2013 and as Director of the Central Intelligence Agency from 2009 to 2011. Prior to that time, Secretary Panetta was a member of the United States House of Representatives from 1977 to 1993, served as Director of the Office of Management and Budget from 1993 to 1994 and served as President Bill Clinton’s Chief of Staff from 1994 to 1997. He is the co-founder and Chairman of the Panetta Institute for Public Policy and currently serves as moderator of the Leon Panetta Lecture Series, a program he created. Secretary Panetta previously served as Distinguished Scholar to Chancellor Charles B. Reed of the California State University System and professor of public policy at Santa Clara University.

Qualifications: With a distinguished record of public service at the highest levels of government, Secretary Panetta brings to the Board robust, first-hand knowledge of government affairs and public policy issues. Secretary Panetta’s 16 years of experience in the U.S. House of Representatives and service in the administrations of two U.S. Presidents allow him to advise the Board on a wide range of issues related to Oracle’s interactions with governmental entities. In addition, Secretary Panetta’s service as a leader of large and complex government institutions, including the U.S. Department of Defense, the Central Intelligence Agency and the Office of Management and Budget, provides the Board with important perspectives on Oracle’s operational practices and processes, as well as risk management and oversight expertise.

Board Committees: Compensation, Governance

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WILLIAM G. PARRETT
Independent Director Director since 2018 Age: 77

Mr. Parrett served as the CEO of Deloitte Touche Tohmatsu (Deloitte), a multinational professional services network, from 2003 until 2007. He joined Deloitte in 1967 and served in a series of roles of increasing responsibility until his retirement in 2007. Mr. Parrett serves as a director of The Blackstone Group L.P. and Thoughtworks, Inc. In the last five years, he previously served as a director of the Eastman Kodak Company, Conduent Inc., Thermo Fisher Scientific Inc. and UBS Group AG. Mr. Parrett is a Certified Public Accountant with an active license.

Qualifications: As the former CEO of Deloitte, Mr. Parrett brings to the Board significant experience leading and managing the operations of a large, complex global organization. Mr. Parrett is highly skilled in the fields of auditing, accounting and internal controls, and risk management, and he brings valuable financial expertise to the Board. In addition, Mr. Parrett’s service as a director of other public companies in the technology and financial services sectors provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Board Committees: Governance

NAOMI O. SELIGMAN
Independent Director Director since 2005 Age: 84

Ms. Seligman has served as a senior partner at Ostriker von Simson, Inc., a technology research firm which chairs the CIO Strategy Exchange, since June 1999. Since 1999, this forum has brought together senior executives in four vital quadrants of the IT sector. From 1977 until June 1999, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by 100 chief information officers from major global corporations. In the last five years, Ms. Seligman previously served as a director of Akamai Technologies, Inc.

Qualifications: As a senior partner at Ostriker von Simson, Inc., a co-partner of the CIO Strategy Exchange, and a co-founder and former senior partner of the Research Board, Inc., Ms. Seligman is recognized as a thought leader in the technology industry. Ms. Seligman also serves as an independent advisor to some of the largest multinational corporations where she helps oversee global strategy and operations, which allows her to provide our Board with important perspectives in its evaluation of Oracle’s practices and processes. The Board also benefits from Ms. Seligman’s unique experience and customer-focused perspective and the valuable insights gained from the senior-level relationships she maintains throughout the technology industry.

Board Committees: Compensation (Vice Chair)

VISHAL SIKKA
Non-Employee Director Director since 2019 Age: 55

Dr. Sikka is the founder and CEO of Vianai Systems, Inc., a startup company founded in 2019 that provides advanced software and services in artificial intelligence and machine learning. Previously, he was the CEO and Managing Director of Infosys Limited, a multinational IT services company, from 2014 to 2017. From 2002 to 2014, Dr. Sikka was at SAP SE, a multinational software company, where he served on the Executive Board from 2010 to 2014. Dr. Sikka holds a PhD in computer science with a focus on artificial intelligence from Stanford University. He serves as a director of GSK plc and on the Supervisory Board of BMW Group. Dr. Sikka also serves on the Advisory Council for the Stanford Institute for Human-Centered Artificial Intelligence.

Qualifications: As the former CEO of Infosys Limited and a former member of the Executive Board at SAP SE, Dr. Sikka brings to the Board extensive leadership experience managing the operations of large, multinational enterprise information technology companies. The Board also benefits from Dr. Sikka’s expertise in the fields of artificial intelligence, information management, distributed systems and related areas. In addition, Dr. Sikka’s service as a director of other multinational companies provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

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➢	Recommendations of Director Candidates

The Governance Committee will consider all properly submitted candidates recommended by stockholders for Board membership. Our Corporate Governance Guidelines (available on our website at www.oracle.com/goto/corpgov) set forth the Governance Committee’s policy regarding the consideration of all properly submitted candidates recommended by stockholders as well as candidates recommended by current Board members and others.

Any stockholder wishing to recommend a candidate for consideration for nomination by the Governance Committee must provide written notice to the Corporate Secretary of Oracle by mail at Oracle Corporation, 2300 Oracle Way, Austin, Texas 78741 or by email (Corporate_Secretary@oracle.com) with a confirmation copy sent by mail to the address above. The written notice must include the candidate’s name, biographical data and qualifications and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected. By following these procedures, a stockholder will have properly submitted a candidate for consideration. However, there is no guarantee that the candidate will be nominated.

Potential director candidates are generally suggested to the Governance Committee by current Board members and stockholders and are evaluated at meetings of the Governance Committee. In evaluating such candidates, every effort is made to complement and strengthen skills within the existing Board. The Governance Committee seeks Board approval of the final candidates recommended by the Governance Committee. The same evaluation procedures apply to all candidates for director, whether submitted by stockholders or otherwise.

Information regarding procedures for the stockholder submission of director nominations to be considered at our next annual meeting of stockholders may be found in “Corporate Governance—Proxy Access and Director Nominations” on page 22 and “Stockholder Proposals for the 2023 Annual Meeting” on page 66. Submissions must follow the requirements set forth in our Bylaws.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 (Exchange Act) no later than September 17, 2023. However, we note that this date does not supersede any of the requirements or timing set forth in our Bylaws.

Communications with the Board

Any person wishing to communicate with any of our directors, including our independent directors, regarding bona fide issues about Oracle may send an email to Corporate_Secretary@oracle.com or may write to the director(s), c/o the Corporate Secretary of Oracle at 2300 Oracle Way, Austin, Texas 78741. The Corporate Secretary will periodically forward relevant communications to the appropriate directors or committees of the Board. In addition, we present all such communications, as well as draft responses, at meetings of our Governance Committee. These communications and draft responses are also provided to the appropriate committee or group of directors based on the subject matter of the communication; for example, communications regarding executive compensation are provided to our Compensation Committee, in addition to our Governance Committee.

Board Meetings

Our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through discussions with our Chairman, Vice Chairman, CEO, General Counsel, Corporate Secretary and other officers and employees, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

During fiscal 2022, the Board met five times (four regularly scheduled meetings and one special meeting). Each director attended at least 75% of all Board and applicable committee meetings in fiscal 2022. Board members are expected to attend our annual meeting of stockholders, and all of our directors attended our last annual meeting of stockholders in November 2021.

Number of Board and Committee Meetings Fiscal 2022

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Committees, Membership and Meetings

The current standing committees of the Board are the Finance and Audit Committee (F&A Committee), the Governance Committee, the Compensation Committee and the Committee on Independence Issues (Independence Committee).

Each committee reviews its charter at least annually, or more frequently as legislative and regulatory developments and business circumstances warrant. Each of the committees may make additional recommendations to our Board for revision of its charter to reflect evolving best practices. The charters for the F&A, Governance, Compensation and Independence Committees are posted on our website at www.oracle.com/goto/corpgov.

➢	Committee Membership

The table below identifies committee membership as of September 19, 2022, the record date of the Annual Meeting.

Director	Finance and Audit	Compensation	Governance	Independence

Awo Ablo

Jeffrey S. Berg				Chair

Michael J. Boskin	Chair

Safra A. Catz

Bruce R. Chizen			Chair

George H. Conrades		Chair

Lawrence J. Ellison

Rona A. Fairhead

Jeffrey O. Henley

Renée J. James

Charles W. Moorman

Leon E. Panetta

William G. Parrett

Naomi O. Seligman		Vice Chair

Vishal Sikka

The Board has determined that all directors who served during fiscal 2022 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable New York Stock Exchange (NYSE) listing standards during the periods they served on those committees. The Board has also determined that all directors who served during fiscal 2022 on the Compensation and F&A Committees satisfied the applicable NYSE and U.S. Securities and Exchange Commission (SEC) heightened independence standards for members of compensation and audit committees during the periods they served on those committees. See “Corporate Governance—Board of Directors and Director Independence” on page 28 for more information.

The Finance and Audit Committee

The F&A Committee oversees our accounting and financial reporting processes and the audit and integrity of our financial statements, assists the Board in fulfilling its oversight responsibilities regarding audit, finance, accounting, cybersecurity, tax and legal compliance and risk, and evaluates merger and acquisition transactions and investment transactions proposed by management. In particular, the F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm. The F&A Committee’s primary responsibilities and duties are to:

•	act as an independent and objective party to monitor our financial reporting process and internal control over financial reporting;

•	review and appraise the audit efforts of our independent registered public accounting firm;

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•	receive regular updates from our internal audit department regarding our internal audit plan and compliance with various policies and operational processes across all lines of business;

•	evaluate our quarterly financial performance at earnings review meetings;

•	consider and review acquisition and investment candidates and opportunities identified by management;

•	oversee management’s establishment and enforcement of financial policies and business practices;

•	oversee our compliance with laws and regulations and our Code of Ethics and Business Conduct;

•

provide an open avenue of communication between the Board and the independent registered public accounting firm, General Counsel, financial and senior management, Chief Compliance & Ethics Officer and internal audit department;

•	review and discuss with management privacy and data security risk exposures; and

•	produce the Report of the Finance and Audit Committee of the Board, included elsewhere in this proxy statement, as required by SEC rules.

The F&A Committee held executive sessions with our independent registered public accounting firm on four occasions in fiscal 2022. The Board has determined that Dr. Boskin and Mrs. Fairhead each qualify as an “audit committee financial expert” as defined by SEC rules.

The Compensation Committee

The Compensation Committee’s primary responsibilities and duties are to:

•	review and approve all compensation arrangements, including, as applicable, base salaries, bonuses and equity awards, of our CEO and our other executive officers;

•	review and approve non-employee director compensation, subject to ratification by the Board;

•	lead the Board in its evaluation of the performance of our CEO;

•

review and discuss the Compensation Discussion and Analysis (CD&A) portion of our proxy statement with management and determine whether to recommend to the Board that the CD&A be included in our proxy statement;

•	review the Compensation Committee Report for inclusion in our proxy statement, as required by SEC rules;

•	review and monitor matters related to human capital management, including talent acquisition and retention;

•	review, approve and administer our stock plans and approve equity awards to certain participants;

•

annually assess the risks associated with our compensation practices, policies and programs applicable to our employees to determine whether such risks are appropriate or reasonably likely to have a material adverse effect on Oracle; and

•	oversee our 401(k) Plan Committee and amend the Oracle Corporation 401(k) Savings and Investment Plan (the 401(k) Plan) when appropriate.

The Compensation Committee helps us attract and retain talented executive personnel in a competitive market. In determining any component of executive or director compensation, the Compensation Committee considers the aggregate amounts and mix of all components in its decisions. Our legal department, human resources department and its independent compensation consultant support the Compensation Committee in its work. For additional details regarding the Compensation Committee’s role in determining executive compensation, including its engagement of an independent compensation consultant, refer to “Executive Compensation—Compensation Discussion and Analysis” beginning on page 33. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Equity Awards and Grant Administration” on page 42 for a discussion of the Compensation Committee’s role as the administrator of our stock plans and for a discussion of our policies and practices regarding the grant of our equity awards.

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Risk Assessment of Compensation Policies and Practices

The Compensation Committee, in consultation with management and Compensia, Inc., the committee’s independent compensation consultant, has assessed the compensation policies and practices applicable to our executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on Oracle. The Compensation Committee conducts this assessment annually.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Oracle or of any of our subsidiaries or affiliates. During the last fiscal year:

•	none of our executive officers served on the board of directors of any other entity, any officers of which served on our Compensation Committee; and

•	none of our executive officers served on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

The Nomination and Governance Committee

The Governance Committee’s primary responsibilities and duties are to:

•	review and evaluate the size, composition, function and duties of the Board consistent with its needs;

•	identify, consider, recommend and assist in recruiting qualified candidates for election to the Board;

•	review and reassess the adequacy of our corporate governance policies and procedures, including our Corporate Governance Guidelines;

•	review the performance of the Board and its committees (including reviewing the performance of individual directors);

•	review and assess the adequacy of our policies, plans and procedures regarding succession planning;

•	oversee compliance with our Policy on Pledging Oracle Securities (see page 23 for details) and risks related to pledging arrangements; and

•	oversee and periodically review our environmental, social and governance programs, including environmental sustainability.

The Committee on Independence Issues

The Independence Committee is comprised solely of independent directors and is charged with reviewing and approving individual transactions, or a series of related transactions, involving amounts in excess of $120,000 between us (or any of our subsidiaries) and any of our affiliates, such as an executive officer, director or owner of 5% or more of our common stock. The Independence Committee’s efforts are intended to ensure that each proposed related person transaction is on terms that, when taken as a whole, are fair to us. If any member of the Independence Committee would derive a direct or indirect benefit from a proposed transaction, he or she is excused from the review and approval process with regard to that transaction. The role of the Independence Committee also encompasses monitoring of related person relationships as well as reviewing proposed transactions and other matters for potential conflicts of interest and possible corporate opportunities in accordance with our Global Conflict of Interest Policy. In addition, the Independence Committee evaluates and makes recommendations to the Board regarding the independence of each non-employee director under the applicable NYSE listing standards.

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Director Compensation

➢	Highlights

✓ Initial and annual equity awards capped at a maximum dollar value	✓ Emphasis on equity to align director compensation with our stockholders’ long-term interests

✓ No committee chair equity awards	✓ No per-meeting fees

✓ Stockholder-approved limits on equity awards	✓ No performance-based equity awards

✓ Robust stock ownership guidelines (see page 26 for details)	✓ No retirement benefits or perquisites

➢	Overview

Our directors play a critical role in guiding our strategic direction and overseeing the management of Oracle. Ongoing developments in corporate governance, executive compensation and financial reporting have resulted in increased demand for highly qualified and productive public company directors. In addition, Oracle’s acquisition program and expansion into new lines of business can demand substantial time commitments from our directors.

These considerable time commitments and the many responsibilities and risks of being a director of a public company of Oracle’s size, complexity and profile have led us to pay appropriate compensation commensurate with our directors’ qualifications and significant workloads. Our non-employee directors are compensated based on their respective levels of Board participation and responsibilities, including service on Board committees. Our non-employee directors display a high level of commitment and flexibility in their service to Oracle. Several of our directors serve on more than one committee. In addition to engaging with our senior management, our non-employee directors personally attend and participate in important customer and employee events, such as Oracle President’s Council forums, and meet with our stockholders throughout the year to better understand their perspectives. Annual cash retainers and equity awards granted to our non-employee directors are intended to correlate with their respective qualifications, responsibilities and time commitments.

Our employee directors, Mr. Ellison, Ms. Catz and Mr. Henley, do not receive separate compensation for serving as directors of Oracle.

➢	Annual Equity Grant for Directors

Non-employee directors participate in our Amended and Restated 1993 Directors’ Stock Plan (the Directors’ Stock Plan), which sets forth stockholder-approved stock option limits on annual equity awards for service on the Board and as a committee chair or vice chair. The Directors’ Stock Plan provides that in lieu of all or some of the stock option limits set forth in the plan, non-employee directors may receive grants of RSUs of an equivalent value, as determined by the Board. The Board has determined that a ratio of four stock options to one RSU should be used, consistent with its approach for equity awards granted to Oracle employees, and that all non-employee director equity awards would be delivered in the form of RSUs that are granted on May 31 of each year and fully vest on the first anniversary of the date of grant.

For a number of years, the Board has provided that each equity award will be limited to the lesser of the stockholder-approved equity award limits set forth in the Directors’ Stock Plan or a specified grant value, and has granted equity awards with a value significantly below such stockholder-approved equity award limits. The Board approved further changes to our non-employee director compensation program in fiscal 2020, including reductions in the size of equity awards and the elimination of committee chair equity awards.

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Below is a summary of the stockholder-approved equity award limit for annual equity awards compared to the Board-approved grant value limit for such awards and the number of RSUs actually granted to non-employee directors on May 31, 2022. As noted above, no additional equity awards were granted to committee chairs or vice chairs.

Grant Type	Stockholder-Approved Equity Award Limit	Board-Approved Grant Value Limit	Equity Actually Granted on May 31, 2022 (1)	% Reduction from Stockholder-Approved Limits (2)

Board Annual Grant	45,000 options (or 11,250 RSUs)	$350,000	4,866 RSUs	57%

(1)	Calculated by dividing the grant value limit of $350,000 by the closing price of Oracle common stock on the date of grant ($71.92 per share), rounding down to the nearest whole share.

(2)	Percentage reduction in the number of RSUs actually granted on May 31, 2022 compared to stockholder-approved equity award limits.

➢	Initial Equity Grant for New Directors

The Directors’ Stock Plan also provides for an initial equity award of not more than 45,000 stock options (or 11,250 RSUs) for new non-employee directors, prorated based upon the number of full calendar months remaining in the fiscal year of the director’s appointment. In accordance with the reductions to our non-employee director compensation described above, any new non-employee director will receive an initial equity award equal to the lesser of 11,250 RSUs or RSUs with a total value of $350,000 (calculated by dividing the grant value by the closing price of Oracle common stock on the date of grant, rounding down to the nearest whole share), prorated based upon the number of full calendar months remaining in the fiscal year of the director’s appointment. Initial equity awards fully vest on the first anniversary of the date of grant.

➢	Cash Retainer Fees for Directors

In fiscal 2022, each of our non-employee directors received (1) an annual cash retainer fee of $52,500 for serving as a director of Oracle and (2) each of the applicable retainer fees set forth in the table on the right for serving as a chair or as a member of one or more of the committees of the Board.

Board members do not receive incremental compensation for meetings they attend.

Annual Committee Member Retainer Fees
F&A and Compensation Committees	$25,000
Governance and Independence Committees	$15,000

Additional Annual Retainer Fees for Committee Chairs
F&A and Compensation Committees	$25,000
Governance and Independence Committees	$15,000

➢	Fiscal 2022 Director Compensation Table

The following table provides summary information regarding the compensation we paid to our non-employee directors in fiscal 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (2) (3) ($)	All Other Compensation ($)	Total ($)

Awo Ablo (1)	10,129	401,305	—	411,434

Jeffrey S. Berg	122,500	343,880	—	466,380

Michael J. Boskin	102,500	343,880	—	446,380

Bruce R. Chizen	107,500	343,880	—	451,380

George H. Conrades	117,500	343,880	—	461,380

Rona A. Fairhead	77,500	343,880	—	421,380

Renée J. James	52,500	343,880	—	396,380

Charles W. Moorman	92,500	343,880	—	436,380

Leon E. Panetta	92,500	343,880	—	436,380

William G. Parrett	67,500	343,880	—	411,380

Naomi O. Seligman	77,500	343,880	—	421,380

Vishal Sikka	52,500	343,880	—	396,380

(1)

Ms. Ablo joined the Board on March 22, 2022, and her fiscal 2022 cash compensation was prorated accordingly. As a new director, in accordance with the Directors’ Stock Plan, Ms. Ablo received two equity grants during fiscal 2022: an initial one-time prorated equity grant of 713 RSUs on the effective date of her appointment, and the annual grant received by all non-employee directors on May 31, 2022.

20 2022 Annual Meeting of Stockholders

(2)

The amounts reported in this column represent the aggregate grant date fair values of RSUs computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation (FASB ASC 718). The non-employee directors have not presently realized a financial benefit from these awards because none of the RSUs granted in fiscal 2022 have vested. For information on the valuation assumptions used in our stock-based compensation computations, see Note 12 of Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2022.

(3)

The following table provides additional information concerning the outstanding stock awards (in the form of RSUs) and stock options held by our non-employee directors as of the last day of fiscal 2022.

Name	Total Unvested RSUs Outstanding at Fiscal 2022 Year End (#)	RSUs Granted During Fiscal 2022 (a) (#)	Total Option Awards Outstanding at Fiscal 2022 Year End (#)

Awo Ablo	5,579	5,579	—

Jeffrey S. Berg	4,866	4,866	112,500

Michael J. Boskin	4,866	4,866	225,000

Bruce R. Chizen	4,866	4,866	—

George H. Conrades	4,866	4,866	67,500

Rona A. Fairhead	4,866	4,866	—

Renée J. James	4,866	4,866	9,375

Charles W. Moorman	4,866	4,866	—

Leon E. Panetta	4,866	4,866	37,500

William G. Parrett	4,866	4,866	—

Naomi O. Seligman	4,866	4,866	22,500

Vishal Sikka	4,866	4,866	—

(a)

713 of the RSUs reported in this column for Ms. Ablo were granted on March 22, 2022, the effective date of Ms. Ablo’s appointment to the Board, and vest on the first anniversary of the date of the grant (March 22, 2023). All of the other RSUs reported in this column were granted on May 31, 2022 and vest on the first anniversary of the date of grant (May 31, 2023).

CORPORATE GOVERNANCE

We regularly monitor developments in corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and NYSE. We believe we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (the Guidelines), which address the following matters:

•	director qualifications;

•	director majority voting and mandatory resignation policy;

•	director responsibilities, including risk oversight;

•	executive sessions and leadership roles, including the duties of the lead independent director;

•	director conflicts of interest;

•	Board committees;

•	director access to officers and employees;
•	director compensation;

•	director orientation and continuing education;

•	director and senior officer stock ownership requirements;

•	CEO evaluations;

•	stockholder communications with the Board;

•	performance evaluations of the Board and its committees; and

•	management succession.

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The Guidelines require all members of the F&A, Compensation, Governance and Independence Committees to be independent, each in accordance with or as defined in the rules adopted by the SEC and NYSE. The Independence Committee and the Board make this determination annually for all non-employee directors.

The Board and each committee have the power to hire legal, accounting, financial or other outside advisors as they deem necessary in their best judgment without the need to obtain the prior approval of any officer of Oracle. Directors have full and free access to officers and employees of Oracle and may ask questions and conduct investigations as they deem appropriate to fulfill their duties.

Conflict of interest expectations for our non-employee directors are addressed in the Guidelines and provide that each non-employee director must disclose to our General Counsel:

•	all of his or her executive, employment, board of directors, advisory board or equivalent positions in other organizations annually;

•	any such proposed positions with a public company before they become effective and any such positions with a private company promptly following his or her appointment to such entity; and

•	any potential conflicts of interest that may arise from time to time with respect to matters under consideration of the Board.

The General Counsel must report all such disclosures to the Independence Committee, and the Board must consider such disclosures and other available information and take such actions as it considers appropriate. All directors are expected to comply with Oracle’s Code of Ethics and Business Conduct, except that for our non-employee directors, the provisions regarding conflicts of interest in the Guidelines supersede these same provisions in the Code of Ethics and Business Conduct.

The Guidelines provide for regular executive sessions to be held by non-employee directors. The Guidelines also provide that the Board or Oracle will establish or provide access to appropriate orientation programs or materials for the benefit of newly elected directors, including presentations from senior management and visits to Oracle’s facilities.

Under the Guidelines, the Board periodically evaluates the appropriate size of the Board and may make any changes it deems appropriate. The Compensation Committee is required under the Guidelines to conduct an annual review of our CEO’s performance and compensation, and the Board reviews the Compensation Committee’s report to ensure the CEO is providing the best leadership for Oracle in the short and long term.

The Guidelines are posted, and we intend to disclose any future amendments to the Guidelines, on our website at www.oracle.com/goto/corpgov.

Proxy Access and Director Nominations

Under our proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of Oracle’s outstanding shares continuously for at least three years may nominate and include in Oracle’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

See “Stockholder Proposals for the 2023 Annual Meeting” on page 66 for information on the requirements for stockholders who wish to submit a director nomination for inclusion in our 2023 proxy statement or submit a director nomination to be presented at our 2023 Annual Meeting of Stockholders (but not for inclusion in our proxy statement).

Majority Voting Policy

The Guidelines set forth our majority voting and mandatory resignation policy for directors, which states that, in an uncontested election, if any director nominee receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election (a Majority Withheld Vote) and no successor has been elected at such meeting, the director must promptly tender his or her resignation following certification of the stockholder vote.

The Governance Committee must promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as

22 2022 Annual Meeting of Stockholders

to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

•	the stated reasons, if any, why stockholders withheld their votes;

•	possible alternatives for curing the underlying cause of the withheld votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to Oracle; and

•	the overall composition of the Board.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. The Board may accept or reject a director’s resignation. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. If the Board accepts a director’s resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if a majority of the members of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote must appoint a committee among themselves to consider any resignation offers and recommend to the Board whether to accept such resignation offers.

Through this policy, the Board seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a greater than or equal to 50% WITHHELD vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. The Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum. The policy also would allow the Board to assess whether a director was targeted for reasons unrelated to his or her Board performance at Oracle. The policy imposes a short time frame for the Board to consider a director nominee’s resignation and make its decision public.

Prohibition on Speculative Transactions and Pledging Policy

➢

Prohibition on Speculative Transactions. Our Insider Trading Policy prohibits all employees, including our executive officers, and non-employee directors, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, short sales, puts, calls, options, collars, straddles, exchange/swap funds and other derivative securities) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Oracle securities. The prohibition does not apply to the exercise of any employee stock options granted by Oracle.

➢	Pledging Policy. The Policy on Pledging Oracle Securities (Pledging Policy) prohibits Oracle directors, executive officers and their immediate family members from:

•	holding Oracle securities in a margin account; and

•	pledging Oracle securities as collateral to secure or guarantee indebtedness, subject to two exceptions:

☐	pledges of securities of a target company that are in place at the time Oracle acquires such company are permitted; and

☐	Oracle’s Founder may continue to pledge Oracle securities as collateral to secure or guarantee indebtedness, but he may not hold Oracle securities in a margin account.

2022 Annual Meeting of Stockholders 23

The Pledging Policy also requires the Governance Committee to review all pledging arrangements, assess any risks to Oracle and its stockholders and report on the arrangements to the F&A Committee and the Board. The Pledging Policy provides that all pledges must comply with Oracle’s Insider Trading Policy and must be pre-cleared as specified in Oracle’s Trading Pre-clearance Procedures. The Governance Committee may periodically seek outside advice and counsel in connection with its oversight of pledging arrangements.

➢

Review of Pledging Arrangements. As of September 19, 2022, Mr. Ellison, Oracle’s Founder, Chairman, CTO and largest stockholder, had pledged 307,000,000 shares of Oracle common stock as collateral to secure certain personal indebtedness. The Governance Committee has been advised by outside counsel on the Board’s fiduciary responsibilities for overseeing pledging, the potential risks associated with Mr. Ellison’s pledging and developments in pledging practices generally. The Governance Committee periodically seeks outside advice and counsel in connection with the committee’s oversight function of pledging arrangements. With respect to the shares pledged by Mr. Ellison as of September 19, 2022, the Governance Committee believes that Mr. Ellison’s pledging arrangements do not pose a material risk to stockholders or to Oracle, in part because:

•	The pledged shares secure personal term loans only used to fund outside personal business ventures.

•	None of his shares are pledged as collateral for margin accounts.

•	The pledged shares are not used to shift or hedge any economic risk in owning Oracle common stock.

•	Mr. Ellison is our Founder and largest stockholder. Mr. Ellison’s stock ownership is more than 4,000 times what he is required to hold under our stock ownership requirements.

•	The Board believes that Mr. Ellison has the financial capacity to repay his personal term loans without resorting to the pledged shares.

No other executive officer or director, or any of their immediate family members, holds shares of Oracle common stock that have been pledged to secure any personal or other indebtedness. Every fiscal quarter, the Governance Committee reviews Mr. Ellison’s pledging arrangements from a risk management perspective and regularly provides a report to the F&A Committee and the Board. In accordance with the Pledging Policy, the Governance Committee considers the following when reviewing the pledging arrangements:

•	historical information and trends regarding Mr. Ellison’s pledging arrangements;

•	the key terms of the loans under which shares of Oracle common stock have been pledged as collateral;

•	the magnitude of the aggregate number of shares of Oracle common stock that are pledged in relation to:

☐	the total number of shares of Oracle common stock outstanding; and

☐	the total number of shares of Oracle common stock owned by Mr. Ellison;

•	the market value of Oracle common stock;

•	Mr. Ellison’s independent ability to repay any loans without recourse to the already-pledged shares; and

•	any other relevant factors.

24 2022 Annual Meeting of Stockholders

Board and Committee Performance Evaluations

The Board and each of its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The Board believes that the multi-step evaluation process outlined below allows for a constructive review of the Board and is essential to maintaining Board effectiveness.

1
Determine Annual Evaluation Process
Governance Committee determines annual evaluation process
2
Governance Committee Conducts Interviews
Governance Committee Chair and members conduct interviews with every director and certain members of management to assess the effectiveness of the Board and its committees, director performance, and Board dynamics
3
Governance Committee Discusses Results
Governance Committee Chair reports interview results to the Governance Committee for review and discussion
Committee Self-Evaluations
Chair of each committee guides annual self-evaluation discussion among committee members
4
Board Discusses Results
Results of Governance Committee interviews and committee self-evaluations are reported to the Board for review and discussion. Such results include ideas to improve the efficacy of the Board and its committees, increase the Board's understanding of strategic issues facing the company, and better position the directors to perform their duties
5
Revise Policies and Practices
Board and committee policies and practices are revised as appropriate

2022 Annual Meeting of Stockholders 25

Stock Ownership Guidelines for Directors and Senior Officers

Non-employee directors and senior officers are required to own shares of Oracle common stock to align their interests with the long-term interests of our stockholders. The Compensation Committee oversees and reviews compliance with these ownership requirements, which we refer to as the Stock Ownership Guidelines, and periodically reviews and recommends changes to such requirements.

Under the Stock Ownership Guidelines, our non-employee directors and senior officers must own the following number of shares of Oracle common stock within five years from the date such person becomes a director or senior officer:

Title	Minimum Number of Shares

Chairman and Chief Technology Officer	250,000

Chief Executive Officer	250,000

President	100,000

Executive Vice Presidents who are Section 16 Officers	50,000

All other Executive Vice Presidents	25,000

Non-employee directors	10,000

Each person promoted from within the senior officer positions has one year from the date of his or her promotion to comply with any increased ownership requirement. Shares of Oracle common stock that count toward satisfying the Stock Ownership Guidelines include any shares held directly or through a trust or broker; shares held by a spouse; shares held through our 401(k) Plan and our Oracle Corporation Employee Stock Purchase Plan (the ESPP); deferred, vested RSUs; and shares underlying vested but unexercised stock options, with 50% of the “in-the-money” value of such options being used for this calculation. Full-value awards, such as RSUs, do not count toward the Stock Ownership Guidelines until they vest.

As of September 19, 2022, we believe all of our non-employee directors and senior officers are currently in compliance with the Stock Ownership Guidelines or have additional time to comply, and many of them maintain holdings of Oracle common stock significantly in excess of the minimum required number of shares. As of September 19, 2022, none of our non-employee directors and senior officers who are beyond the initial five year grace period relied on shares underlying vested but unexercised stock options to comply with the Stock Ownership Guidelines. Consistent with our objective of aligning the interests of our directors and officers with the long-term interests of stockholders, many of our directors and officers do not sell their shares of Oracle common stock when their RSUs vest.

Board Leadership Structure

The roles of Board Chair and CEO are currently filled by separate individuals. Since September 2014, Mr. Ellison has served as our Chairman, and Ms. Catz has served as our CEO (Mark Hurd also served as CEO from September 2014 through September 2019). Previously, Mr. Henley served as Chairman and Mr. Ellison served as CEO.

The Board believes that the separation of the offices of the Chair and CEO is appropriate at this time because it allows our CEO to focus primarily on Oracle’s business strategy, operations and corporate vision. The Board elects our Chair and our CEO, and each of these positions may be held by the same person or by different people. We believe it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of the company’s needs and Oracle’s leadership at a given point in time. The Board believes our company and our stockholders benefit from this flexibility, as our directors are well positioned to determine our leadership structure given their in-depth knowledge of our management team, our strategic goals, and the opportunities and challenges we face.

We believe that independent and effective oversight of Oracle’s business and affairs is maintained through the composition of the Board, the leadership of our independent directors and Board committees and our governance structures and processes. The Board consists of a substantial majority of independent directors, and all of the standing Board committees are composed solely of independent directors.

As set forth in our Guidelines, on an annual rotating basis, the chairs of the F&A Committee, the Governance Committee and the Compensation Committee serve as the lead independent director at executive sessions of the Board. The lead independent director’s duties include, among others, serving as a liaison between our non-management and management directors, facilitating discussion among non-management directors on key

26 2022 Annual Meeting of Stockholders

issues and concerns outside of Board meetings, being available, when appropriate, for consultation and direct communication with large stockholders, and performing such other additional duties as the Board determines. Currently, Mr. Chizen serves as the lead independent director. The directors filling this role take it very seriously and the Board believes the position is strengthened by the particular insights and diversity of viewpoints that the different committee chairs bring to the position. This structure also provides a broader group of directors the opportunity to serve in an additional leadership role.

The Board’s Role in Risk Oversight

Management is responsible for assessing and managing risks to Oracle, and, in turn, the Board is responsible for overseeing management’s efforts to assess and manage material risks and for reviewing options for risk mitigation. The Board and its committees assess whether management has an appropriate framework to manage risks and whether that framework is operating effectively. The Board’s risk oversight areas include, but are not limited to:

•   leadership structure, compensation and succession planning for management and the Board;

•   strategic and operational planning, including with respect to significant acquisitions, long-term debt financing and Oracle’s long-term growth;

•   material financial risks;

•   cybersecurity and information technology;

•   diversity and inclusion; and

•   legal and regulatory compliance.

Cybersecurity Risk Oversight

Cybersecurity risk oversight is a top priority for the Board. Oracle’s head of Global Information Security and its Chief Privacy Officer regularly brief the F&A Committee on Oracle’s information security program and its related priorities and controls. In turn, the F&A Committee periodically reports to the full Board regarding the committee’s cybersecurity risk oversight activities.

While the Board has the ultimate oversight responsibility for Oracle’s risk management policies and processes, various committees of the Board also have the following responsibilities for risk oversight.

F&A Committee

Oversees risks associated with our financial statements and financial reporting, our independent registered public accounting firm, our internal audit function, tax issues, mergers and acquisitions, credit and liquidity, information technology, privacy and cybersecurity, legal and regulatory matters and Code of Ethics and Business Conduct compliance.

Compensation Committee

Considers the risks associated with our compensation policies and practices, with respect to executive compensation, director compensation and employee compensation generally, as well as human capital management, including talent acquisition, development and retention.

Governance Committee

Oversees risks associated with our overall governance practices and the leadership structure of management and the Board, as well as risks related to the pledging of Oracle securities. Oversees and periodically reviews environmental, social and governance (ESG) matters such as environmental sustainability and greenhouse gas emissions, climate change and workforce and Board diversity, including through the review of a matrix that breaks down oversight of ESG matters by Board committee.

In accordance with our Pledging Policy, the Governance Committee regularly reviews Mr. Ellison’s pledging arrangements from a risk management perspective and provides a report to the F&A Committee and the Board, as described in “Corporate Governance—Prohibition on Speculative Transactions and Pledging Policy” on page 23.

The Governance Committee also periodically reviews and assesses the adequacy of our policies, plans and procedures with respect to succession planning for Oracle’s key executive officers, including the CEO and the CTO. At least annually, the Board holds an executive session with each of the CEO and the CTO to discuss potential successors and the performance, strengths and weaknesses of any such candidates.

Independence Committee	Reviews risks arising from transactions with related persons and director independence issues.

2022 Annual Meeting of Stockholders 27

The Board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board. For example, with respect to acquisitions and depending on the size of the acquisition meeting a threshold figure, the F&A Committee performs the initial review of the proposed transaction—taking into consideration any risks associated with the transaction—and determines whether to recommend that the Board approve the transaction. The F&A Committee also reviews completed acquisitions periodically to determine whether the acquired companies have performed as expected.

In addition, the Board plays an active oversight and risk mitigation role through its regular review of Oracle’s strategic direction. While management is responsible for setting Oracle’s strategic direction, the directors review Oracle’s strategy at every regular meeting of the Board. One Board meeting each year is dedicated to strategy and has historically been held off-site. The Board engages in candid discussions with management with respect to Oracle’s strategic direction. We believe this Board oversight helps identify and mitigate risks associated with our overall business strategy.

Board of Directors and Director Independence

Each of our directors stands for election every year. We do not have a classified or staggered board. If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of three employee directors (Mr. Ellison, Ms. Catz and Mr. Henley) and twelve non-employee directors.

Upon the recommendation of the Independence Committee, the Board determined that each of the following ten current directors is independent (as defined by applicable NYSE listing standards and our Corporate Governance Guidelines): Ms. Ablo, Mr. Berg, Dr. Boskin, Mr. Chizen, Mr. Conrades, Mrs. Fairhead, Mr. Moorman, Secretary Panetta, Mr. Parrett and Ms. Seligman. Therefore, all directors who served during fiscal 2022 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable NYSE listing standards and SEC rules. The Board further determined, upon recommendation of the Independence Committee, that all directors who served during fiscal 2022 on the Compensation and F&A Committees satisfied the applicable NYSE and SEC heightened independence standards for members of compensation and audit committees.

In making the independence determinations, the Board and the Independence Committee considered all facts and circumstances relevant under the NYSE listing standards and SEC rules, including any relationships between Oracle and entities affiliated with the directors. In particular, the following relationships were considered:

•

Dr. Boskin is employed by Stanford University, which has historically received donations from both Oracle and various Board members. In addition, certain Board members serve on advisory or oversight boards at Stanford University or are otherwise employed part-time by Stanford University.

•

In fiscal 2022, Oracle paid a de minimis amount to Stanford University. The total amount Oracle paid to Stanford University constituted approximately 0.0001% of Oracle’s total revenues in fiscal 2022. Based on a review of publicly available data, we believe the payments represented less than 0.0002% of Stanford University’s total revenues in its last fiscal year. The payments fall within NYSE prescribed limits and guidelines.

The non-employee directors held an executive session following each of the regularly scheduled Board meetings, for a total of four meetings in fiscal 2022.

The F&A Committee has adopted a requirement that if an F&A Committee member wishes to serve on more than three audit committees of public companies, the member must obtain the approval of the F&A Committee, which will determine whether the director’s proposed service on the other audit committee(s) will detract from his/her performance on our F&A Committee. No F&A Committee member currently serves on more than three audit committees of public companies.

Director Tenure, Board Refreshment and Diversity

We believe it is desirable to maintain a mix of longer-tenured, experienced directors that have developed increased institutional knowledge of and valuable insight into the company and its operations and newer directors with fresh perspectives. In furtherance of this objective, the Board elected Ms. Ablo in 2022, Dr. Sikka and Mrs. Fairhead in fiscal 2020 and Mr. Moorman and Mr. Parrett in fiscal 2018, for a total of 5 directors added in the last 5 fiscal years.

However, we do not impose director tenure limits or a mandatory retirement age. The Board has considered the perspectives of some stockholders regarding longer-tenured directors but believes that longer-serving directors with

28 2022 Annual Meeting of Stockholders

experience and institutional knowledge bring critical skills to the boardroom. In particular, the Board believes that given the large size of our company, the breadth of our product offerings and the international scope of our organization, longer-tenured directors are a significant strength of the Board. The Board also believes that longer-tenured directors have a better understanding of the challenges Oracle is facing and are more comfortable speaking out and challenging management. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing arbitrary limits on director tenure would deprive it of the valuable contributions of its most experienced members.

Board Diversity Matrix (as of September 19, 2022)

Total Number of Directors	15

Part I: Gender Identity	Female	Male

Directors	5	10

Part II: Demographic Background

African American or Black	1	—

Asian	—	1

White	4	9

The Board and the Governance Committee value diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. As set forth in our Guidelines, the Governance Committee, acting on behalf of the Board, is committed to actively seeking directors who are diverse with respect to gender, race and ethnicity for the pool from which director candidates are selected. Presently, 40% of our Board members are women and/or come from a diverse background (5 of our 15 Board members are women, including our CEO).

Stockholder Engagement

We have a long tradition of engaging with our stockholders to solicit their views on a wide variety of issues, including corporate governance, environmental and social matters, executive compensation and other issues.

➢   Independent Director Engagement.  On a regular basis, representatives of our independent directors hold meetings with our stockholders covering a wide range of topics, which have recently included executive compensation, Board refreshment and leadership structure, diversity and inclusion and other corporate governance matters. The meetings tend to be between our largest institutional stockholders and all of the members of our Compensation Committee.

Accountability:

One Share, One Vote

Oracle has a single class of voting stock, with each share entitled to one vote. Our executives, including our Founder, are thus held accountable to stockholders, who have voting power in proportion to their economic interest in our stock.

Neither our Chairman nor our CEO participate in these meetings. We provide an open forum to our stockholders to discuss and comment on any aspects of our executive compensation program and governance matters. The Board believes these meetings are important because they foster a relationship of accountability between the Board and our stockholders and help us better understand and respond to our stockholders’ priorities and perspectives.

In fiscal 2022, certain of our independent directors held meetings with seven large institutional stockholders. Thus far in fiscal 2023, we have reached out to nine large institutional stockholders to set up meetings with members of the Compensation Committee and the full Compensation Committee has already held video conference meetings with six large institutional stockholders.

➢

Executive Director Engagement. As part of our regular Investor Relations engagement program, our executive directors hold meetings with a number of our institutional stockholders throughout the year. We traditionally hold an annual financial analyst meeting where analysts are invited to hear presentations from key members of our management team, including our executive directors. Although we were not able to hold in-person analyst days during fiscal 2021 and 2022 due to the global COVID-19 pandemic, we presently intend to resume the in-person financial analyst meeting at Oracle CloudWorld in fiscal 2023.

➢

Legal and Investor Relations Engagement. Members of our Legal and Investor Relations teams engage with stockholders throughout the year. After the proxy statement is filed, the Legal and Investor Relations teams re-engage with stockholders in order to discuss matters on the annual stockholder meeting agenda and solicit feedback. When appropriate, independent directors join these discussions.

2022 Annual Meeting of Stockholders 29

The feedback received from our stockholder engagement efforts is communicated to and considered by the Board, and, when appropriate, the Board implements changes in response to stockholder feedback. See page 4 for a summary of the recent feedback we have received from our stockholders and the Board’s response to this feedback.

Human Capital Management

➢

Oversight of Human Capital Management. The Compensation Committee is responsible for reviewing and monitoring all matters related to human capital management, including talent acquisition and retention. At Oracle, our success is driven by the quality of our people, who we believe are among the best and brightest in the industry. We strive to create an environment that supports employee success and a culture where everyone has a voice in driving innovation. For information on our workforce, diversity and inclusion efforts, career development opportunities and corporate citizenship initiatives, see our Annual Report on Form 10-K for fiscal 2022. Our Diversity and Inclusion website (www.oracle.com/corporate/careers/diversity-inclusion) also provides detailed reporting on the demographic make-up of our workforce and includes a link to our publicly available EEO-1 statement.

➢

Code of Conduct. In 1995, we adopted a Code of Ethics and Business Conduct (the Code of Conduct), which is periodically reviewed and amended by the Board. We require all employees, including our senior officers and our employee directors, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. Our Compliance and Ethics Program, under the direction of our Chief Compliance and Ethics Officer, administers training on and enforces the Code of Conduct. We have also appointed Regional Compliance and Ethics Officers to oversee the application of the Code of Conduct in each of our geographic regions. We provide mandatory web-based general training with respect to the Code of Conduct, and we provide additional live and web-based training on specific aspects of the Code of Conduct from time to time to certain employees. Employees are expected to report any conduct they believe in good faith to be a violation of the Code of Conduct. The Code of Conduct is posted on our website at www.oracle.com/goto/corpgov. We intend to disclose on our website any future amendments of the Code of Conduct or any waivers granted to our executive officers from any provision of the Code of Conduct.

➢

Compliance and Ethics Reports. With oversight from the F&A Committee, we have established several different reporting channels employees may use to seek guidance or submit reports concerning compliance and ethics matters, including accounting, internal controls and auditing matters. These reporting channels include Oracle’s Integrity Helpline, which may be accessed either over the phone or by way of a secure Internet site. Employees may contact the helpline 24 hours a day, seven days a week. Interpreters are provided to helpline callers who want to communicate in languages other than English, and employees using the online system may file a report in the language of their choice. Employees who contact the helpline, whether over the phone or online, generally may choose to remain anonymous. Certain countries other than the United States, however, limit or prohibit anonymous reporting; employees who identify themselves as being from an affected country are alerted if special reporting rules apply to them.

➢

Global Conflict of Interest Policy. Our Global Conflict of Interest Policy (the Conflict of Interest Policy), which supplements the Code of Conduct, is applicable to all Oracle employees. The Conflict of Interest Policy is designed to help employees identify and address situations that may give rise to potential conflicts of interest or the appearance of conflicts of interest. Employees are required to disclose any conflicts of interest or potential conflicts of interest in accordance with the Conflict of Interest Policy. On an annual basis, each senior officer of Oracle is required to submit a Conflicts of Interest Questionnaire and Affirmation disclosing any actual or potential conflicts of interest and affirming that the senior officer has read, understands and is in compliance with the Conflict of Interest Policy.

➢

Corporate Citizenship Report. Information regarding our workforce, charitable activities, environmental policy and global sustainability initiatives and solutions is available in our Corporate Citizenship Report published on our website at www.oracle.com/corporate/citizenship. The information posted on or accessible through our website, including the Corporate Citizenship Report, is not incorporated into this proxy statement (see “No Incorporation by Reference” on page 72).

30 2022 Annual Meeting of Stockholders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of September 19, 2022, the record date of the Annual Meeting, with respect to the beneficial ownership of Oracle common stock by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (2) each director or nominee; (3) each executive officer named in the Summary Compensation Table (SCT); and (4) all current executive officers and directors as a group. Except as set forth below, the address of each stockholder is 2300 Oracle Way, Austin, Texas 78741.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Directors and NEOs

Lawrence J. Ellison (2)	1,157,482,353	42.9%

Awo Ablo	—	—

Jeffrey S. Berg (3)	324,909	*

Michael J. Boskin (4)	308,607	*

Safra A. Catz (5)	11,368,592	*

Bruce R. Chizen (6)	70,956	*

George H. Conrades (7)	122,620	*

Dorian E. Daley (8)	361,926	*

Rona A. Fairhead (9)	30,552	*

Jeffrey O. Henley (10)	4,389,990	*

Renée J. James (11)	55,706	*

Charles W. Moorman (12)	74,874	*

Leon E. Panetta (13)	87,421	*

William G. Parrett (14)	27,420	*

Edward Screven (15)	4,603,985	*

Naomi O. Seligman (16)	81,229	*

Vishal Sikka	13,939	*

All current executive officers and directors as a group (18 persons) (17)	1,179,606,833	43.7%

Other More Than 5% Stockholders

The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355 (18)	142,066,815	5.3%

*	Less than 1%

(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

(2)

Includes 11,750,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 307,000,000 shares pledged as collateral to secure certain personal indebtedness, including various lines of credit. See “Corporate Governance—Prohibition on Speculative Transactions and Pledging Policy” on page 23 for more information on Board and committee oversight of Mr. Ellison’s pledging arrangements.

(3)

Includes 5,000 shares owned by Mr. Berg’s spouse, 207,409 shares held in a trust for the benefit of Mr. Berg and his family, and 112,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(4)	Includes 1,000 shares owned by Dr. Boskin’s spouse and 225,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(5)	Includes 10,250,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

2022 Annual Meeting of Stockholders 31

(6)	Includes 5,000 shares held in a trust for the benefit of Mr. Chizen and his family.

(7)	Includes 67,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(8)	Includes 361,926 shares held in trusts for the benefit of Ms. Daley and her family.

(9)	Includes 11,275 shares held by Mrs. Fairhead’s children.

(10)

Includes 1,792,688 shares held in a trust for the benefit of Mr. Henley and his family, 197,302 shares held in a trust by the J&J Family Foundation and 2,400,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(11)	Includes 9,375 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(12)	Includes 47,454 shares held in trusts for the benefit of Mr. Moorman’s family.

(13)

Includes 49,921 shares held in a trust for the benefit of Secretary Panetta’s family and 37,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(14)	Includes 22,975 shares held in a trust for the benefit of Mr. Parrett’s family.

(15)

Includes 10,188 shares held by Mr. Screven’s spouse, 1,600,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 450,764 vested RSUs (including dividend equivalents) for which settlement has been deferred.

(16)

Includes 6,010 shares owned by Ms. Seligman’s spouse of which she disclaims beneficial ownership and 22,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(17)	Includes all shares described in the notes above. Also includes 201,754 additional shares of Oracle common stock held by an executive officer who is not named in the table.

(18)

Based on a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group (Vanguard). The Schedule 13G/A indicates that as of December 31, 2021, Vanguard had shared voting power with respect to 2,772,542 shares, had sole dispositive power with respect to 135,298,441 shares and had shared dispositive power with respect to 6,768,374 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who beneficially own more than 10% of our common stock (collectively, Reporting Persons) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. As a matter of practice, we assist our executive officers and non-employee directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that all Reporting Persons complied with all applicable filing requirements in fiscal 2022, except that a Form 4 reporting the acquisition of 1,286 shares of our common stock by one of Mrs. Fairhead’s children was filed late on behalf of Mrs. Fairhead on October 5, 2021.

32 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our fiscal 2022 executive compensation program for the following named executive officers (NEOs):

Fiscal 2022

Named Executive Officers

Lawrence J. Ellison

Chairman and Chief Technology Officer

Safra A. Catz

Chief Executive Officer*

Edward Screven

Executive Vice President, Chief Corporate Architect

Dorian E. Daley

Executive Vice President and General Counsel

*Ms. Catz also serves as our principal financial officer

Quick Reference Guide
Executive Summary	33
Eight-Year Performance-Based Stock Options	36
Fiscal 2022 Compensation for Mr. Ellison and Ms. Catz	38
Fiscal 2022 Compensation for All Other NEOs	38
Stockholder Engagement and Compensation Committee Responsiveness	38
Fiscal 2022 Pay Outcomes	39
Objectives of Our Executive Compensation Program	40
Elements of Our Executive Compensation Program	40
Long-Term Incentive Compensation	40
Annual Cash Bonus	42
Base Salary, Perquisites and Other Personal Benefits	43
Determination of Executive Compensation Amounts	44
Other Factors in Setting Executive Compensation	46
2021 Stockholder Advisory Vote on Executive Compensation	48
Compensation Committee Report	49
Compensation Tables	50

Executive Summary

Fiscal 2022 Executive Compensation Highlights for Named Executive Officers
Mr. Ellison and Ms. Catz

•  In fiscal 2022:

☐ No increase in Mr. Ellison’s base salary of $1 or Ms. Catz’s base salary of $950,000

☐ Each earned $7,799,355 in connection with the annual performance-based cash bonus program

☐ No new equity awards and only one tranche of PSOs have vested over the last five (5) fiscal years

Mr. Screven and Ms. Daley

•  In fiscal 2022:

☐ Modest base salary increases

☐ Each received a cash bonus and a restricted stock unit (RSU) award

•  The total compensation mix for these two NEOs was heavily weighted toward equity-based awards, whose value correlates with our stock price, thus aligning their total direct compensation with the interests of our stockholders

2022 Annual Meeting of Stockholders 33

Oracle’s Performance

Fiscal 2022 Performance

•  GAAP earnings per share of $2.41

•  GAAP operating income of $10.9 billion

•  Total revenues of $42.4 billion, up 5% in USD and up 7% in constant currency from fiscal 2021

☐  Cloud services and license support revenues of $30.2 billion, up 5% in USD and up 6% in constant currency from fiscal 2021

☐  Cloud license and on-premise license revenues of $5.9  billion, up 9% in USD and up 12% in constant currency from fiscal 2021

•  Total cloud revenues (IaaS plus SaaS) for the three months ended May 31, 2022, of $2.9 billion, up 19% in USD and up 22% in constant currency from the same period in fiscal 2021

☐  Infrastructure cloud (IaaS) revenues of $792 million, up 36% in USD and up 39% in constant currency from the same period in fiscal 2021

☐  Fusion ERP cloud (SaaS) revenues of $569 million, up 20% in USD and up 23% in constant currency from the same period in fiscal 2021

☐  NetSuite ERP cloud revenues of $574 million, up 27% in USD and up 30% in constant currency from the same period in fiscal 2021

☐  Other SaaS revenues of $955 million, up 4% in USD and up 7% in constant currency from the same period in fiscal 2021

Stockholder Returns

•  $19.7 billion was  returned to stockholders in fiscal 2022

☐  $16.2 billion in  repurchases of common stock

☐  $3.5 billion in dividends  paid

•  Under our stock repurchase program, we bought back 1.6 billion shares at an average price of $57.40 and have reduced our total shares outstanding by 33% from the start of fiscal 2019 through the end of fiscal 2022

34 2022 Annual Meeting of Stockholders

Human Resources and Compensation Best Practices

Best Practices We Employ

 Compensation Committee reviews attrition data and diversity metrics for employees at all career levels

 Diversity metrics and EEO-1 statement are publicly available on our Diversity and Inclusion website

 Modern approach to work, including a flexible employee work location policy

 High proportion of compensation for our CEO and CTO is performance-based and aligned with stockholders’ interests

 Caps on maximum payout of bonuses and performance-based equity awards

 Robust stock ownership guidelines

 Disciplined dilution rates from equity awards

 Compensation recovery (clawback) policy for cash bonuses in the event of a financial restatement

 Independent Compensation Committee

 Annual risk assessment of compensation programs

 Independent compensation consultant

 Anti-pledging policy

 Anti-hedging policy applicable to all employees and directors

Practices We Avoid

 No severance benefit arrangements except as provided under our equity incentive plan to employees generally or as required by law

 No “single-trigger” change in control vesting of equity awards

 No change in control acceleration of performance-based cash bonuses

 No minimum guaranteed vesting for performance-based equity awards granted to our NEOs

 No discretionary cash bonuses under the Executive Bonus Program applicable to our CEO and CTO

 No “golden parachute” tax reimbursements or gross-ups for our NEOs

 No payout or settlement of dividends or dividend equivalents on unvested equity awards

 No supplemental executive retirement plans, executive pensions or excessive retirement benefits

 No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

2022 Annual Meeting of Stockholders 35

Eight-Year Performance-Based Stock Options: A Rigorous Long-Term Equity Program Directly Linked to Performance and Stockholder Value Creation

No equity awards were granted to Mr. Ellison or Ms. Catz in fiscal 2022. In fiscal 2018, the Compensation Committee granted each of these NEOs an equity award consisting entirely of performance-based stock options (PSOs). Consistent with the long-term nature of our transition toward our cloud business, the PSOs granted to each of Mr. Ellison and Ms. Catz were originally intended to represent five years of equity compensation and were granted with the expectation that these NEOs would receive no additional equity awards until fiscal 2022 at the earliest.

➢	Modification of the PSOs to Extend the Performance Period

Following the 2020 Annual Meeting, the Compensation Committee considered the feedback from stockholders regarding the PSOs and discussed possible modifications to the PSOs with its independent compensation consultant to address stockholder concerns. After considering the benefits and disadvantages of cancelling or modifying the PSOs to set new long-term performance measures for Mr. Ellison and Ms. Catz, the Compensation Committee determined that, on balance, the approach that would be most responsive to stockholder concerns would be to extend the end of the PSO performance period by three fiscal years from May 31, 2022 to May 31, 2025. No modifications were made to any of the other existing terms applicable to the outstanding PSOs, including the goals and the expiration date of the PSOs.

In reaching this decision, the Compensation Committee gave weight to the following considerations:

•	The operational performance goals set forth in the PSOs are important drivers of Oracle’s business.

•	Extending the PSO performance period by three years would encourage a longer-term focus on Oracle’s performance.

•	The matching of operational performance goals with sustained 30-day market capitalization goals ensures that our stockholders will also benefit from the achievement of the goals.

•	Internal projections demonstrated that the performance goals are rigorous and not easily attainable during the extended performance period.

•	Only one tranche of the PSOs vested in June 2021 upon the achievement of the $80 stock price goal.

•

The first three market capitalization goals were achieved in fiscal 2021 and 2022, but no operational performance goals have yet been satisfied, and therefore, no additional tranches of the PSOs have vested.

•	If and when the remaining PSOs vest, stockholders will have achieved significant long-term value.

Our cloud business is an important part of our long-term success, and the PSOs were carefully designed to drive performance in the areas that we believe would be most beneficial to our stockholders. As such, after taking into consideration stockholders’ feedback, the Compensation Committee believes that the current design of the PSO program directly links the long-term incentive compensation of our most senior executive officers with rigorous goals related to our cloud offerings and stockholder returns. After reviewing internal projections and forecasts, the Compensation Committee believes that the operational performance goals and the remaining market capitalization goals are appropriately challenging. Furthermore, when designing the PSO program, the Compensation Committee required the matching of operational performance goals with sustained 30-day market capitalization goals because they wanted to ensure that our stockholders will also benefit from the achievement of the goals.

The Compensation Committee intends to honor its commitment to our stockholders and does not expect to grant any equity awards to Mr. Ellison or Ms. Catz during the eight-year performance period of the PSOs, which runs through May 31, 2025.

The fair value of the modified PSOs as of the PSO modification date is reflected as fiscal 2022 compensation in the SCT and represents the full value of the as-modified award over the 8-year performance period. The annualized value of the modified PSOs is approximately $16.2 million per year for each of Mr. Ellison and Ms. Catz over the eight-year performance period. The Compensation Committee was advised by its independent compensation consultant that this annualized amount is below the median equity compensation paid to the CEOs of Oracle’s peers.

36 2022 Annual Meeting of Stockholders

➢	PSO Performance Goals

As modified, the PSOs can be earned only upon the attainment of rigorous performance goals over an eight-year performance period running from fiscal 2018 through fiscal 2025. To date, the Compensation Committee has certified that the $80 stock price goal and the first three market capitalization goals (a $16.7 billion, a $33.3 billion and a $50 billion increase in Oracle’s baseline market capitalization) were achieved. As a result of achieving the stock price goal, one tranche (representing one-seventh of the PSOs) vested on June 30, 2021. Because the remaining PSO tranches require matching of operational performance goals with market capitalization goals, no additional vesting will occur as a result of the achievement of the three market capitalization goals until an operational performance goal is also achieved.

One Tranche of the PSOs (1/7th)

earned based on achievement of a stock price goal

Oracle’s average stock price for 30 calendar days must equal or exceed $80 in order for the tranche to be earned

The Compensation Committee certified that this goal was achieved and

2,500,000 PSOs vested for each of Mr. Ellison and Ms. Catz effective June 30, 2021.

Six Tranches of the PSOs (6/7ths)

earned based on achievement of

both (1) operational performance goals and (2) market capitalization goals

•   One goal of each type (operational and market capitalization) must be satisfied in order for a tranche (i.e., 1/7th of the award) to be earned

•   If market capitalization goal(s) are satisfied but no operational performance goal(s) are satisfied (or vice versa), then no tranche will be earned until subsequent achievement of the other goal type occurs

The Compensation Committee certified that three market capitalization goals were achieved in fiscal 2021 and 2022.

No operational performance goals have yet been satisfied and none of the six tranches have vested.

6 Operational Performance Goals

•   Become the largest enterprise Software-as-a-Service (SaaS) company as measured by an independent third-party report

•    Attain $20 billion in non-GAAP total cloud revenues in a fiscal year

•    Attain $10 billion in non-GAAP total SaaS revenues in a fiscal year

•    Attain $10 billion in non-GAAP total Platform-as-a-Service (PaaS) and Infrastructure-as-a-Service (IaaS) revenues in a fiscal year

•   Attain non-GAAP SaaS gross margin of 80%

•   Maintain non-GAAP PaaS/IaaS gross margin of at least 30% for three of the eight fiscal years in the performance period

6 Market Capitalization Goals

•   Increase Oracle’s market capitalization from a baseline of $207 billion by:

☐  $16.7 billion – achieved in fiscal 2021

☐  $33.3 billion – achieved in fiscal 2022

☐  $50 billion – achieved in fiscal 2022

☐  $66.7 billion

☐  $83.3 billion

☐  $100 billion

•   Shares issued in connection with a material acquisition are to be excluded from the calculation of market capitalization

2022 Annual Meeting of Stockholders 37

Fiscal 2022 Compensation for Mr. Ellison and Ms. Catz

The Compensation Committee routinely engages with our principal unaffiliated stockholders regarding executive compensation matters and takes stockholder feedback seriously (see below for details). We believe the fiscal 2022 compensation of Mr. Ellison and Ms. Catz and the modification of the PSOs described above address the feedback received from our stockholders. Mr. Ellison and Ms. Catz were awarded no new equity awards in fiscal 2022, and their overall compensation is aligned with the long-term interests of our stockholders.

In fiscal 2022, the principal elements of compensation for each of Mr. Ellison and Ms. Catz were as follows:

•	Base Salary: $1 for Mr. Ellison (unchanged since fiscal 2011) and $950,000 for Ms. Catz (unchanged since fiscal 2012)

•	Annual Performance-Based Cash Bonus: $7,799,355 for each of Mr. Ellison and Ms. Catz

•	Long-Term Incentive Compensation:

☐	No equity awards were granted in fiscal 2022 because the PSOs granted in fiscal 2018 and extended in June 2021 are intended to represent eight years of equity compensation.

➢	The Compensation Committee certified that the $80 stock price goal was achieved and 2,500,000 PSOs vested for each of Mr. Ellison and Ms. Catz on June 30, 2021.

➢

Oracle’s market capitalization increased by more than $50 billion compared to the baseline market capitalization during fiscal 2021 and fiscal 2022, thereby satisfying the first three of the PSO market capitalization goals. However, due to the rigor and long-term nature of the PSO goals, no operational performance goals have yet been satisfied and none of the other six tranches have vested.

➢

The accounting value of the modified PSOs is reported as fiscal 2022 compensation in the SCT on page 50 under “Option Awards.” This does not reflect a new award nor does this amount reflect the actual amount, if any, that Mr. Ellison or Ms. Catz will realize from the unvested PSOs.

➢

The fair value of the modified PSOs as of the PSO modification date is reflected as fiscal 2022 compensation in the SCT and represents the full value of the as-modified award over the 8-year performance period. The annualized value of the modified PSOs is approximately $16.2 million per year for each of Mr. Ellison and Ms. Catz over the eight-year performance period.

Fiscal 2022 Compensation for All Other NEOs

The principal elements of fiscal 2022 compensation for Mr. Screven and Ms. Daley were a base salary, a cash bonus opportunity and an RSU award, as described in further detail beginning on page 41. The total compensation mix for these NEOs was heavily weighted toward equity-based awards, whose value correlates with our stock price, thus aligning their compensation with the interests of our stockholders. In the aggregate, approximately 82% of the fiscal 2022 total direct compensation (as reported in the SCT on page 50) for Mr. Screven and Ms. Daley was equity-based and approximately 95% was at risk.

Stockholder Engagement and Compensation Committee Responsiveness

The Compensation Committee actively solicits the views of our principal unaffiliated stockholders on executive compensation matters. On an annual basis, all of the members of the Compensation Committee hold meetings with our unaffiliated stockholders at which executive compensation and other corporate governance matters are discussed at length. Thus far in fiscal 2023, we have reached out to nine large institutional stockholders to set up a meeting with members of the Compensation Committee, and the full Compensation Committee held video conference meetings with six large institutional stockholders.

Stockholders approved our advisory say-on-pay proposal at our 2021 Annual Meeting with 60% of the votes cast voting in favor of the compensation of our NEOs. The Board remains committed to understanding stockholder views and looks forward to increasing levels of support in the future. All members of the Compensation Committee have met with and continue to engage with stockholders in order to actively understand what actions the Compensation Committee may take to address stockholder concerns. The Compensation Committee and the Board take the views of our stockholders and their feedback into account throughout the year.

38 2022 Annual Meeting of Stockholders

For a detailed summary of the Board’s response to the most critical feedback received from stockholders, see the table on page 4. The most critical feedback from our stockholders on our executive compensation program related to the PSO awards. We understand and share our stockholders’ focus on maintaining a long-term incentive program with rigorous and meaningful performance goals that properly aligns Mr. Ellison’s and Ms. Catz’s compensation with the interests of our stockholders. As we discussed with our stockholders during our engagement efforts, we believe that the PSO awards best achieve these goals.

•

While the awards resulted in a large amount of reported compensation in both 2018 (at the time of the initial grant) and 2022 (in connection with the modification of the PSOs to extend the performance period), only one of the seven PSO tranches have vested to date—precisely because of the rigor of the goals.

•

Certain large stockholders expressed concern that the PSO goals were too rigorous and that Mr. Ellison and Ms. Catz might be disincentivized by the lack of vesting. This feedback factored into the Compensation Committee’s decision to modify the awards in June 2021 to extend the performance period of the PSOs by three fiscal years through May 31, 2025. The Compensation Committee believed that the operational performance goals and the remaining market capitalization goals are appropriately challenging.

•

As discussed in the description of the PSO program on pages 36 and 37, the Compensation Committee believed that the goals associated with the PSOs are drivers of Oracle’s business and are tailored to focus Mr. Ellison and Ms. Catz on the most important long-term strategic and operational goals of the company. The PSOs were carefully designed to drive performance in the areas that we believe would be most beneficial to Oracle and our stockholders.

Fiscal 2022 Pay Outcomes: Pay-for-Performance

A significant portion of the compensation amounts our NEOs ultimately realize are contingent on the achievement of our primary business objectives and the creation of short-term and long-term value for our stockholders. The table below summarizes the fiscal 2022 outcomes for our NEOs’ performance-based compensation. Details regarding the material elements of the PSOs and cash bonus awards can be found on pages 36 and 37 and on pages 42 and 43.

Pay Element	NEO	Fiscal 2022 Outcome
PSOs	Lawrence J. Ellison Safra A. Catz

•   The $80 stock price goal was satisfied and one tranche (1/7th) of the PSOs vested on June 30, 2021

•   Although the first three market capitalization goals of the PSOs were satisfied during fiscal 2021 and fiscal 2022, no operational performance goals have yet been satisfied

•   The accounting value of the modified PSOs is reported as fiscal 2022 compensation in the SCT. This reported amount does not reflect a new award nor does this amount reflect the actual amount, if any, that Mr. Ellison or Ms. Catz will realize from the unvested PSOs. The reported amount is equal to the fair value of the modified PSOs as of the modification date and it represents the full value of the as-modified award over the 8-year PSO performance period

Annual Cash Bonus	Lawrence J. Ellison Safra A. Catz Edward Screven	• $7,799,355 • $7,799,355 • $3,899,678 ☐ The annual cash bonuses paid to Mr. Ellison, Ms. Catz and Mr. Screven were all paid at 156% of the target amount
	Dorian E. Daley	• $1,000,000 ☐ The annual cash bonus paid to Ms. Daley was paid at 133% of the target amount

2022 Annual Meeting of Stockholders 39

Objectives of Our Executive Compensation Program

The objectives of our executive compensation program are to:

•	attract and retain highly talented and productive executive officers;

•	align the interests of our executive officers with those of our stockholders; and

•	provide incentives for their superior performance.

The Compensation Committee believes we employ some of the most talented senior executive officers in our industry. Our senior executive officers are routinely recruited as candidates to lead other large, sophisticated technology companies. Given the strength of our NEO group, the Compensation Committee believes it is critical they receive total compensation opportunities that reflect their individual skills and experiences and are commensurate with the management of an organization of Oracle’s size, scope and complexity. Further, the Compensation Committee believes that our NEOs’ compensation levels must be appropriate to retain and properly motivate them. At the same time, however, the Compensation Committee seeks to align our NEOs’ pay with the investment gains or losses of Oracle’s stockholders.

Within Oracle, executive compensation is weighted most heavily toward our most senior executive officers because they have the greatest impact on our business and financial results. However, we strive to offer competitive compensation for employees at all levels of the organization in order to attract, motivate and retain employees in a competitive market for talent.

Elements of Our Executive Compensation Program

Each Element of the Program is Closely Linked to Our Business Objectives

Our executive compensation program consists of the three principal elements described in the table below. We believe this compensation mix encourages appropriate decisions that are consistent with our business strategy of constantly improving our performance and building short-term and long-term stockholder value.

Compensation Element	Designed to Reward	Relationship to Business Objectives	At-Risk
1. Long-Term Incentive Compensation (page 40)	• Success in achieving sustainable long-term results

•   Align our NEOs’ interests with long-term stockholder interests to increase overall stockholder value

•   Motivate and reward our NEOs for achieving sustainable long-term results

•   Attract and retain talented NEOs in a competitive market for talent

2. Annual Cash Bonus (page 42)	• Success in achieving annual financial results	• Motivate and reward our NEOs for achieving or exceeding annual financial performance goals • Share incremental profits earned by Oracle with our NEOs
3. Base Salary (page 43)	• Experience, knowledge of the industry, duties and scope of responsibility	• Provide a minimum, fixed level of cash compensation to attract and retain talented NEOs who can successfully design and execute our business strategy

1. Long-Term Incentive Compensation

Our philosophy with regard to granting long-term incentive compensation is to:

•	be sensitive to the overall number and value of shares of Oracle common stock underlying the equity awards granted;

•

effectively manage the overall net dilution resulting from our use of equity as a compensation tool, by granting equity awards to a relatively small number of employees, with a focus on our senior executive officers, engineers and high performers in other areas of our business; and

•

provide the largest awards to our top performers and individuals with the greatest responsibilities because they have the potential and ability to contribute the most to the success of our business and the creation of long-term stockholder value.

40 2022 Annual Meeting of Stockholders

Consistent with this philosophy, our cumulative potential dilution since June 1, 2019 has been a weighted-average annualized rate of 1.3% per year. For details on the calculation of our cumulative potential dilution, see Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for fiscal 2022.

Long-Term Incentive Compensation—Mr. Ellison and Ms. Catz

In July 2017, the Compensation Committee granted each of Mr. Ellison and Ms. Catz an equity award consisting entirely of PSOs that may be earned only upon the attainment of stock price, market capitalization and operational performance goals. Due to the rigor and long-term nature of the underlying performance goals, none of the goals were achieved until June 2021.

In fiscal 2022, the Compensation Committee did not grant any equity awards to Mr. Ellison or Ms. Catz. No equity awards have been granted to Mr. Ellison and Ms. Catz since the PSOs were granted in fiscal 2018. The Compensation Committee intends to honor its original commitment to our stockholders and does not expect to grant any equity awards to Mr. Ellison or Ms. Catz during the eight-year performance period of the PSOs.

In June 2021, the Compensation Committee extended the PSO performance period by three fiscal years from May 31, 2022 to May 31, 2025. No modifications were made to any of the other existing terms applicable to the outstanding PSOs, including the goals and the expiration date of the PSOs. The accounting value of the modified PSOs is reported in the SCT as fiscal 2022 compensation. However, this amount does not reflect the actual amount, if any, that Mr. Ellison or Ms. Catz will realize from the unvested PSOs. The reported amount is equal to the fair value of the modified PSOs as of the modification date and it represents the full value of the as-modified award over the 8-year PSO performance period.

On June 30, 2021, the Compensation Committee certified that the $80 stock price goal was achieved and 2,500,000 PSOs vested for each of Mr. Ellison and Ms. Catz. Oracle’s market capitalization increased by more than $50 billion compared to the baseline market capitalization during fiscal 2021 and fiscal 2022, thereby satisfying the first three of the market capitalization goals. However, no operational performance goals have yet been satisfied, and therefore, no additional tranches of the PSOs have vested.

Long-term incentive compensation for these NEOs is 100% performance-based. The PSOs will be earned only if Oracle both significantly grows its cloud business and increases its market capitalization by May 31, 2025. Following the extension of the end of the PSO performance period from May 31, 2022 to May 31, 2025, the PSOs are intended to represent eight years of long-term incentive compensation for each of Mr. Ellison and Ms. Catz. The accounting value of the modified PSOs as of the PSO modification date is reflected in the SCT and represents the full value of the as-modified award over the 8-year performance period. The annualized value of the modified PSOs is approximately $16.2 million per year for each of Mr. Ellison and Ms. Catz over the eight-year performance period. The Compensation Committee was advised by its independent compensation consultant that this annualized amount is below the median equity compensation paid to the CEOs of Oracle’s peers. Performance measured against the goals is evaluated annually. See pages 36 and 37 above for a description of these awards.

Long-Term Equity Compensation—Mr. Screven and Ms. Daley

In fiscal 2022, Mr. Screven and Ms. Daley received long-term equity compensation in the form of RSUs that vest in equal annual installments over four years from the date of grant. The Compensation Committee believes that RSUs serve as an effective performance incentive because they become more valuable as our stock price increases (which benefits all stockholders) and fully vest only if the recipient remains employed through the final vesting date. Because RSUs have value to the recipient even in the absence of stock price appreciation, RSUs help retain and incentivize employees during periods of market volatility, and result in Oracle granting fewer shares of common stock than through stock options of equivalent grant date fair value.

•	Mr. Screven received an annual award of 200,000 RSUs in fiscal 2022

•	Ms. Daley received an annual award of 150,000 RSUs in fiscal 2022

Long-term incentive compensation for these executive officers is 100% time-based. In determining the long-term incentive compensation to be awarded to Mr. Screven and Ms. Daley, the Compensation Committee desired to provide strong retention incentives with upside tied to stockholder returns. The Compensation Committee considered the critical nature of the roles that Mr. Screven and Ms. Daley perform, their performance in such roles, and the fact

2022 Annual Meeting of Stockholders 41

that neither oversees revenue-generating lines of business but instead both have material duties that include compliance matters: Mr. Screven oversees Oracle’s security compliance and Ms. Daley oversees legal compliance. The Compensation Committee believed that awarding performance-based long-term incentive compensation to these particular executive officers could have created undesirable incentives.

Equity Awards and Grant Administration

The Board has designated the Compensation Committee as the administrator of the 2020 Amended and Restated Equity Incentive Plan (the 2020 Equity Plan) and the Directors’ Stock Plan. The Compensation Committee, among other things:

•	selects award recipients under the 2020 Equity Plan,

•	approves the form of grant agreements,

•	determines the terms and restrictions applicable to the equity awards, and

•	adopts sub-plans for particular subsidiaries or locations.

The Board has delegated to a separate committee comprised of executive officers an annual equity award budget for equity award grants to certain employees. Among other limitations, the executive officer committee cannot grant equity to non-employees or to certain executives. Equity awards approved by either the Compensation Committee or the executive officer committee during a calendar month are typically granted together on a pre-established day of the following month.

The Compensation Committee and F&A Committee also monitor the dilution and “overhang” effects of our outstanding equity awards in relation to the total number of outstanding shares of Oracle common stock. We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates.

2. Annual Cash Bonus

Performance-Based Cash Bonuses under the Executive Bonus Plan

Our stockholder-approved Executive Bonus Plan is intended to motivate our senior executive officers by rewarding them when our annual financial performance objectives are met or exceeded. Under the Executive Bonus Plan, the Compensation Committee assigns each participant an annual target cash bonus opportunity and establishes the financial performance metric or metrics that must be achieved before an award will be paid to the participant for the year. The Compensation Committee selected year-over-year growth in our non-GAAP operating income as the financial performance metric for determining our NEOs’ bonuses for fiscal 2022 (other than for Ms. Daley whose bonus arrangement is described below). The Compensation Committee selected non-GAAP operating income growth in part because it is the metric that funds our discretionary corporate bonus plan for all eligible employees (including Ms. Daley). The Compensation Committee believes this alignment in bonus metrics is advantageous because it ensures all NEOs are working towards a common goal. Additionally, management regularly uses this metric internally to understand, manage and evaluate our business performance and make operating decisions with a view to the creation of stockholder value. Furthermore, as a measure of profitability, this metric requires our NEOs to manage multiple variables (i.e., revenues and operating expenses) in achieving the goal of growing our non-GAAP operating income, which the Board believes to be an important measure of Oracle’s financial performance and value creation for our stockholders, and does not penalize our senior executives for the impact of items not directly related to our core business operation.

Under the bonus formula, if Oracle’s non-GAAP operating income does not grow year-over-year, then our NEOs will not receive any bonuses under the Executive Bonus Plan even if Oracle has been profitable. The Compensation Committee has discretion to reduce or eliminate but not increase the award determined by the bonus formula. For fiscal 2022, the maximum amount that could be earned was capped at 200% of the target awards.

Between fiscal 2021 and fiscal 2022, our non-GAAP operating income grew by approximately $600 million. Non-GAAP operating income as defined under the Executive Bonus Plan for fiscal 2022 reflects adjustments based on stock-based compensation expenses, amortization of intangible assets, acquisition related and other expenses and restructuring expenses. For additional explanations of our non-GAAP measures, see our Current Report on Form 8-K filed with the SEC on June 13, 2022.

42 2022 Annual Meeting of Stockholders

Based on the growth of our non-GAAP operating income and the bonus plan formula approved by the Compensation Committee, Mr. Ellison and Ms. Catz each received a bonus of $7,799,355 (156% of the target amount) and Mr. Screven received a bonus of $3,899,678 (156% of the target amount).

Cash Bonus Opportunity for Ms. Daley

As Executive Vice President and General Counsel, Ms. Daley oversees all legal matters at Oracle and manages a large-scale multinational legal team. Because Ms. Daley is not directly responsible for Oracle’s financial performance, the Compensation Committee determined that it was inappropriate for Ms. Daley to participate in the Executive Bonus Plan described above. At the beginning of fiscal 2022, the Compensation Committee set a target bonus opportunity of $750,000 for Ms. Daley, subject to a $1,500,000 cap, based on, among other things, an assessment of Ms. Daley’s performance of her role and responsibilities, competitive pay data drawn from the companies in our compensation peer group, input from its independent compensation consultant and the recommendation of our CEO. After fiscal 2022 year end, the Compensation Committee granted Ms. Daley a bonus of $1,000,000 (133% of target) in recognition of Ms. Daley’s significant contributions to Oracle’s legal strategy and successes. Ms. Daley’s bonus was paid above target based on Oracle’s overall financial performance in fiscal 2022. Discretionary bonuses were paid to eligible employees company-wide following fiscal year end due to our strong financial performance in fiscal 2022.

3. Base Salary, Perquisites and Other Personal Benefits

Base Salary

The base salaries of Mr. Ellison and Ms. Catz have not increased in over ten years. Base salary represents the only fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline amount of annual compensation for our NEOs. When setting base salary levels, the Compensation Committee considers the base salaries paid to NEOs in comparable positions at the companies in our compensation peer group, Oracle’s performance and the individual NEO’s contributions to Oracle.

Mr. Ellison’s base salary is set at $1 consistent with the Compensation Committee’s view that his entire total direct compensation opportunity should be “at-risk.” Ms. Catz’s base salary is $950,000 and has not changed in over ten years. Mr. Screven and Ms. Daley each received modest base salary increases in fiscal 2022 after receiving no base salary increases in fiscal 2021, with Mr. Screven’s salary increasing from $800,000 to $900,000 and Ms. Daley’s salary increasing from $875,000 to $890,000.

Limited Perquisites and Other Personal Benefits

In fiscal 2022, we provided our NEOs with certain limited perquisites and other personal benefits, each of which the Compensation Committee believes are reasonable and in the best interests of Oracle and our stockholders. The amounts of all perquisites and other personal benefits provided to our NEOs are reported in the “All Other Compensation” column of the SCT below.

➢	Residential Security

The Board has established a residential security program for the protection of our most senior executives based on an assessment of risk, which includes consideration of the executive’s position and work location. We require these security measures for Oracle’s benefit because of the importance of these executives to Oracle, and we believe these security costs are necessary and appropriate business expenses since these costs arise from the nature of the executives’ employment at Oracle.

The Compensation Committee reviews and approves the residential security budget each year, which includes a review of the actual and credible threats made against our senior executives during the last completed fiscal year. In fiscal 2022, Oracle paid for the annual costs of security personnel at Mr. Ellison’s primary residence. Mr. Ellison pays for all security costs for his other residences. For Ms. Catz, in fiscal 2022 Oracle paid to install a video surveillance system at her primary residence as well as the costs associated with previously leased office space for executive protection staff that was located near her primary residence.

We view the security services provided for our senior executives as an integral part of our risk management program and as necessary and appropriate business expenses. However, because they may be viewed as conveying a personal benefit to these individuals, we have reported the aggregate incremental costs to Oracle of these services in the “All Other Compensation” column of the SCT.

2022 Annual Meeting of Stockholders 43

➢	Aircraft Use

Our company-owned aircraft are considered a business tool to be used for essential business purposes only. Our policy regarding the use of company-owned aircraft provides that use of the aircraft for non-business travel is prohibited, subject to certain limited exceptions. We permit our NEOs to be accompanied by guests during business trips on company-owned aircraft. We believe there is no aggregate incremental cost to Oracle as a result of our NEOs being accompanied by guests when traveling on Oracle business. However, in certain instances, a portion of the aircraft costs attributable to non-business passengers cannot be deducted by Oracle for corporate income tax purposes. When applicable, we disclose the amount of these incremental forgone tax deductions in the footnotes accompanying the SCT. In fiscal 2022, use of our company-owned aircraft did not result in a loss of a corporate income tax deduction.

Pension Benefits or Supplemental Retirement Benefits

During fiscal 2022, other than the 401(k) Plan and our deferred compensation programs, we did not provide any pension or retirement benefits to our NEOs and do not believe that these types of benefits are necessary to further the objectives of our executive compensation program.

We offer the 1993 Deferred Compensation Plan (the Cash Deferred Compensation Plan) to certain employees, including eligible NEOs, under which participants may elect to defer all or a portion of their base salary and annual performance-based cash bonus. We also offer certain employees, including eligible NEOs, the ability to defer the settlement of their earned and vested RSUs under the terms of the Oracle Corporation Stock Unit Award Deferred Compensation Plan (the RSU Deferred Compensation Plan). We offer these plans because we believe they are competitive elements of compensation for our NEOs. For a description of our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan, see “Fiscal 2022 Non-Qualified Deferred Compensation Table” beginning on page 53.

Severance, Change in Control and Death Benefits

Each of our NEOs is employed “at will.” None of our NEOs has an employment agreement with Oracle that provides for payments or benefits in the event of a termination of employment or in connection with a change in control of Oracle.

If Oracle is acquired, all RSUs and time-based stock options granted to our employees (including our NEOs) under the 2020 Equity Plan and the Amended and Restated 2000 Long-Term Equity Incentive Plan (the Prior Plan) will become fully vested if (1) the equity awards are not assumed or (2) the equity awards are assumed and the holder’s employment is terminated without cause within 12 months after the acquisition. The vesting acceleration provisions apply to all employees who receive or have received equity awards under the 2020 Equity Plan and/or the Prior Plan and they are not subject to any other material conditions or obligations.

Pursuant to the terms of the PSO grant agreements, in the event of a change in control of Oracle, any unvested tranches subject to market capitalization goals and operational performance goals will be earned only to the extent any unmatched market capitalization goals have been met on or before the trading date immediately prior to the change in control.

In addition, if any employee of Oracle dies while employed by Oracle, Oracle’s standard forms of RSU grant agreement under the 2020 Equity Plan and the Prior Plan provide for one additional tranche of vesting of RSUs for all grantees, including executives. Pursuant to the terms of the PSO grant agreements, upon the applicable NEO’s death, his or her unvested PSOs remain outstanding and eligible to vest through the next vesting measurement date following his or her death. The Prior Plan also provided for two additional tranches of vesting of time-based stock options upon a grantee’s death, including executives.

Determination of Executive Compensation Amounts for Fiscal 2022

Factors Considered in Setting Fiscal 2022 Compensation for Our NEOs

The Compensation Committee approved our NEOs’ fiscal 2022 compensation and determined that the fiscal 2022 compensation levels were appropriate and necessary to reward, retain and motivate our NEOs based on our executive compensation philosophy and the Compensation Committee’s subjective evaluations of:

•	the potential future contributions our NEOs can make to our success and our NEOs’ roles in executing our business strategies;

44 2022 Annual Meeting of Stockholders

•	our desired future financial performance in each NEO’s principal areas of responsibility and the degree to which we wish to provide incentives for him or her;

•	each NEO’s past performance, experience and level of responsibility;

•	the Compensation Committee’s belief that many of the NEOs could lead another company and the goal of protecting against recruiting efforts by other companies;

•	the complexity of our business and ongoing increases in workloads and responsibilities for our NEOs;

•	each NEO’s expected progress toward goals within his or her areas of responsibility;

•	each NEO’s skills, knowledge and experience;

•	the appropriate mix of compensation (i.e., short-term versus long-term, fixed versus variable) for each NEO; and

•	any other factors the Compensation Committee deems appropriate.

The Compensation Committee does not have a set formula by which it determines which of these factors is more or less important, and the specific factors used and their weighting may vary among individual NEOs and over time. When determining the size of the equity awards, the Compensation Committee considers both the overall size of the awards and the potential value of the awards.

Compensation Decision-Making Process and the Role of Executive Officers

The Compensation Committee deliberates on, determines and approves our NEOs’ compensation based on the collective subjective judgment of its members, which is guided by their significant collective business experience, and their evaluation of the factors above. See “Board of Directors—Nominees for Directors—Director Qualifications” beginning on page 8 for a discussion of the expertise and skills of each of our Compensation Committee members. None of our NEOs determines his or her own compensation.

Fiscal 2022 Compensation for Mr. Ellison, Chairman and CTO

Long-Term Incentive Compensation	None granted; One tranche of PSOs vested on June 30, 2021 upon achievement of the $80 stock price goal; PSO performance period extended to eight years

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on the growth in our non-GAAP operating income amount over the preceding fiscal year multiplied by 1.3158%

Mr. Ellison received a bonus payment of $7,799,355

Annual Base Salary	$1 (unchanged since fiscal 2011)

In addition to the factors described above, the Compensation Committee approved this compensation package based on, among other factors, competitive pay data drawn from the companies in our compensation peer group, input from the Compensation Committee’s independent compensation consultant and an assessment of Mr. Ellison’s overall responsibility for business strategy, operations and corporate vision. The Compensation Committee emphasized the objectives of retaining his services and providing meaningful incentives for superior performance and engagement. The Compensation Committee believes that Mr. Ellison, as Oracle’s Founder who has guided the company for over 40 years, is invaluable. Although Mr. Ellison has a significant equity interest in Oracle, the Compensation Committee believes his annual compensation package is necessary to maintain the focus of his visionary drive and his active role in our operations, technology, strategy and growth. The Compensation Committee also believes that Mr. Ellison’s role as an executive at Oracle is distinct from his roles as a director and significant stockholder.

Fiscal 2022 Compensation for Ms. Catz, CEO

Long-Term Incentive Compensation	None granted; One tranche of PSOs vested on June 30, 2021 upon achievement of the $80 stock price goal; PSO performance period extended to eight years

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on the growth in our non-GAAP operating income amount over the preceding fiscal year multiplied by 1.3158%

Ms. Catz received a bonus payment of $7,799,355

Annual Base Salary	$950,000 (unchanged since fiscal 2012)

2022 Annual Meeting of Stockholders 45

In addition to the factors described above, the Compensation Committee approved this compensation package based on, among other factors, competitive pay data drawn from the companies in our compensation peer group, input from the Compensation Committee’s independent compensation consultant and an assessment of Ms. Catz’s significant role and responsibilities with Oracle. As our CEO, Ms. Catz is responsible for Oracle’s long-term strategy, culture and financial performance. As our principal financial officer, she also has oversight and responsibility for the accuracy and integrity of our financial results.

Fiscal 2022 Compensation for Mr. Screven, Executive Vice President, Chief Corporate Architect

Long-Term Incentive Compensation	An annual award of 200,000 RSUs

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on the growth in our non-GAAP operating income amount over the preceding fiscal year multiplied by 0.6579%

Mr. Screven received a bonus payment of $3,899,678

Annual Base Salary	$900,000

In addition to the factors described above, the Compensation Committee approved this compensation package based on, among other factors, competitive pay data drawn from the companies in our compensation peer group, input from the Compensation Committee’s independent compensation consultant and the recommendations of our CEO and CTO. The Compensation Committee determined that Mr. Screven drives technology and architecture decisions across all Oracle products to ensure that product development is consistent with Oracle’s overall long-term strategy. Mr. Screven also plays a critical role by leading company-wide strategic initiatives, including with respect to industry standards and cybersecurity.

Fiscal 2022 Compensation for Ms. Daley, Executive Vice President and General Counsel

Long-Term Incentive Compensation	An annual award of 150,000 RSUs

Cash Bonus	A target cash bonus opportunity of $750,000, subject to a $1,500,000 cap Ms. Daley received a bonus payment of $1,000,000

Annual Base Salary	$890,000

In addition to the factors described above, the Compensation Committee approved this compensation package based on, among other factors, competitive pay data drawn from the companies in our compensation peer group, input from the Compensation Committee’s independent compensation consultant, the recommendation of our CEO, and an assessment of Ms. Daley’s significant role and responsibilities overseeing all legal matters at Oracle and managing a large-scale multinational legal team in addition to her contributions to Oracle’s commercial business and executive sponsorship program and her ongoing engagement with our large international customer base. In particular, Ms. Daley plays a critical role in setting the strategy for Oracle’s litigation and regulatory matters and provides leadership in the areas of compliance and ethics, data protection and privacy, intellectual property and corporate governance, among other responsibilities.

In June 2022, Ms. Daley announced her intention to retire from Oracle. Ms. Daley and Oracle have elected to extend her employment for a short period of time to further help with the transition of her duties. There has been no change in her intent to retire.

Other Factors in Setting Executive Compensation

Compensation Consultant

The Compensation Committee selected and directly engaged Compensia, Inc. (Compensia), a national compensation consulting firm, as its compensation advisor for fiscal 2022 to provide analysis and market data on executive and director compensation matters, both generally and within our industry. Compensia advised the Compensation Committee on potential replacement equity compensation programs and factors to consider when modifying the PSOs. Compensia also assisted the Compensation Committee with a comparison of our non-employee director compensation policies and practices and our executive compensation policies and practices against a group of peer

46 2022 Annual Meeting of Stockholders

companies (as determined and identified below) and with reviewing the annual risk assessment of our compensation policies and practices applicable to our NEOs and other employees. Compensia did not determine or recommend any amounts or levels of our executive compensation for fiscal 2022.

The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating Compensia. Compensia reports directly to the Compensation Committee and Compensia did not provide any other services to Oracle during fiscal 2022. The Compensation Committee has determined that the work resulting from Compensia’s engagement did not raise any conflicts of interest.

Peer Company Executive Compensation Comparison

The Compensation Committee, in consultation with Compensia, annually establishes a group of peer companies, which are generally in the technology sector, for comparative purposes based on a number of factors, including:

•	their size and complexity;

•	their market capitalization;

•	their competition with us for talent;

•	the nature of their businesses;

•	the industries and regions in which they operate; and

•

the structure of their executive compensation programs (including the extent to which they rely on annual bonuses and other forms of variable, performance-based incentive compensation) and the availability of information about these programs.

For fiscal 2022, the companies comprising the compensation peer group consisted of:

Accenture plc	Hewlett-Packard Enterprise Company	QUALCOMM Incorporated

Alphabet Inc.	Intel Corporation	salesforce.com, inc.

Amazon.com, Inc.	International Business Machines Corporation	SAP SE

Apple Inc.	Meta Platforms, Inc.

Cisco Systems, Inc.	Microsoft Corporation

In determining fiscal 2022 executive compensation, the Compensation Committee considered, among other factors, executive pay information drawn from this group of peer companies for comparative purposes. However, the Compensation Committee did not use such information to tie any executive’s individual compensation to specific target percentiles.

Risk Assessment of Our Executive Compensation Policies and Practices

As part of its annual compensation-related risk review, the Compensation Committee considered, among others, the following factors which mitigate incentives for our executive officers to take inappropriate risks:

•

The PSOs granted to Mr. Ellison and Ms. Catz are divided into seven equal tranches that are eligible to be earned based on the attainment of rigorous stock price, market capitalization and operational performance goals within eight fiscal years of the date of grant. Consequently, Mr. Ellison and Ms. Catz will only realize value from their equity awards through sustained long-term appreciation of our stock price and significant growth in our cloud business, which mitigates excessive short-term risk taking.

•

All annual performance-based cash bonuses are subject to a specified dollar cap that limits the maximum amount payable to an NEO and may be decreased in the Compensation Committee’s discretion, which protects against an NEO receiving a windfall or disproportionately large bonus relative to the Compensation Committee’s assessment of our actual financial performance. The cash bonus Ms. Daley was eligible to earn was also subject to a specified dollar cap set by the Compensation Committee at the beginning of each fiscal year.

•

The financial metric used in the Executive Bonus Plan for Mr. Ellison, Ms. Catz and Mr. Screven is year-over-year growth in Oracle’s non-GAAP operating income. The Compensation Committee selected non-GAAP operating

2022 Annual Meeting of Stockholders 47

income growth in part because it is the metric that funds our discretionary corporate bonus plan for all eligible employees (including Ms. Daley). The Compensation Committee believes this alignment in bonus metrics is advantageous because it ensures all NEOs are working towards a common goal. Additionally, our management regularly uses this metric to understand, manage and evaluate our business and make operating decisions. Using this metric for the annual performance-based cash bonus opportunities further aligns these NEOs’ interests with our business goals.

•

We maintain a compensation recovery (clawback) policy that allows us to recover or cancel any cash bonuses paid that are awarded as a result of achieving financial performance goals that are not met under any restated financial results.

•

Each of our senior officers is subject to robust stock ownership requirements described in “Corporate Governance—Stock Ownership Guidelines for Directors and Senior Officers” on page 26. Our senior officers would experience significant lost value in their holdings of Oracle common stock and potentially all of the value of their Oracle stock options and other equity awards if our stock price suffered an extended decline due to inappropriate or unnecessary risk taking.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. The Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, including grandfathering rules that apply to certain arrangements that were in effect in November 2017, such as the PSOs. However, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards (that is, the value of our equity awards based on U.S. generally accepted accounting principles (GAAP)), which reduces the amount of our reported profits under U.S. GAAP. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number, share amounts and the fair values of the equity awards that are granted each year.

2021 Stockholder Advisory Vote on Executive Compensation

At our annual meeting of stockholders in November 2021, we conducted our annual advisory vote on the fiscal 2021 compensation of our NEOs (a “say-on-pay” vote). The compensation of our NEOs received support from approximately 60% of the votes cast on the say-on-pay proposal and we want to continue to increase stockholder support for our NEO compensation. To that end, the Compensation Committee engages in regular discussions with our principal unaffiliated stockholders regarding their views on executive compensation matters and takes such input into account in making compensation decisions (see page 38 for details).

Other Compensation Policies

Compensation Recovery (Clawback) Policy

We maintain a clawback policy for our executive officers providing that if Oracle restates its reported financial results, we will seek to recover or cancel any cash bonuses paid that were awarded as a result of achieving financial performance goals that are not met under the restated financial results. When the SEC adopts final clawback policy rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will revise our policy to comply with such rules.

48 2022 Annual Meeting of Stockholders

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	George H. Conrades, Chair Naomi O. Seligman, Vice Chair Charles W. Moorman Leon E. Panetta

2022 Annual Meeting of Stockholders 49

Fiscal 2022 Summary Compensation Table

The following table provides summary information concerning cash, equity and other compensation awarded to, earned by or paid to our NEOs in fiscal 2022, 2021 and 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Lawrence J. Ellison	2022	1	—	—	129,275,000	7,799,355	1,577,707	138,652,063
Chairman and Chief Technology Officer	2021	1	—	—	—	9,584,656	2,189,131	11,773,788
	2020	1	—	—	—	—	1,716,114	1,716,115
Safra A. Catz	2022	950,000	—	—	129,275,000	7,799,355	167,677	138,192,032
Chief Executive Officer*	2021	950,000	—	—	—	9,584,656	96,567	10,631,223
	2020	950,000	—	—	—	—	14,055	964,055
Edward Screven	2022	883,333	—	17,312,000	—	3,899,678	8,277	22,103,288
EVP, Chief Corporate Architect	2021	800,000	—	10,722,000	—	1,916,931	5,951	13,444,882
	2020	800,000	—	—	—	—	6,555	806,555
Dorian E. Daley	2022	887,500	1,000,000	12,984,000	—	—	8,142	14,879,642
EVP and General Counsel	2021	875,000	1,000,000	9,381,750	—	—	8,276	11,265,026
	2020	875,000	—	9,256,500	—	—	8,422	10,139,922
*	Ms. Catz also serves as our principal financial officer.

(1)

The amounts reported in this column represent the aggregate grant date fair values of RSUs (for Mr. Screven and Ms. Daley) granted during the relevant fiscal years computed in accordance with FASB ASC 718. For information on the valuation assumptions used in our computations, see Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2022. See “Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation—Long-Term Equity Compensation—Mr. Screven and Ms. Daley” on page 41 for a discussion of these awards. The amounts reported do not reflect whether the NEO has actually realized or will realize an economic benefit from these awards.

(2)

The amounts reported in this column for Mr. Ellison and Ms. Catz for fiscal 2022 represent the fair values of the PSOs as of the date of the modification to extend the performance period through May 31, 2025, computed in accordance with FASB ASC 718, and valued based on the probability of achievement of the performance goals as measured at the time of the modification. The reported amount is equal to the fair value of the modified PSOs as of the modification date and it represents the full value of the as-modified award over the 8-year PSO performance period. Assuming maximum achievement of the performance goals, the fair value of the PSOs as of the date of the modification would be approximately $330 million each for Mr. Ellison and Ms. Catz. We estimated the fair values of the PSOs modified during fiscal 2022 using a Monte Carlo simulation approach as of the modification date with the following assumptions: a risk-free interest rate of 0.68%, an expected term of 4 years, an expected volatility of 25.48% and a dividend yield of 1.64%. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” beginning on page 40 for a discussion of these awards. The amounts reported do not reflect whether Mr. Ellison or Ms. Catz have actually realized or will realize an economic benefit from these awards.

(3)	For fiscal 2022, the amounts reported in this column include:

(a)

Company matching contributions under our 401(k) Plan of $5,250 for Mr. Screven and $5,100 for each of the other NEOs. Our employees, including our NEOs, are eligible to participate in our 401(k) Plan and we match 50% of an eligible salary deferral up to the first 6% of such deferrals, not to exceed $5,100 in a calendar year and subject to a multi-year vesting schedule.

(b)

Flexible credits used toward covering the premiums for cafeteria-style benefit plans, including life insurance and long-term disability benefits, in the amount of $648 for Mr. Ellison, $9,546 for Ms. Catz, $2,873 for Mr. Screven and $2,888 for Ms. Daley. All Oracle employees are eligible to receive flexible credits.

(c)

Security-related costs and expenses of $1,564,394 for Mr. Ellison’s residence and $152,877 for Ms. Catz’s residence. As described in “Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Base Salary, Perquisites and Other Personal Benefits—Limited Perquisites and Other Personal Benefits—Residential Security” on page 43, the Board has established a residential security program for the protection of our most senior executives. We believe these security costs and expenses are necessary and appropriate business expenses.

(d)

Legal counsel fees of $7,565 for Mr. Ellison and $154 for each of Ms. Catz, Mr. Screven and Ms. Daley. We hire legal counsel to assist our executives with complying with reporting obligations under applicable laws in connection with their personal political campaign contributions.

(e)

We permit our NEOs to be accompanied by guests on private aircraft leased or owned by Oracle, which are expected to be used for business travel. This may be deemed to be a “personal benefit” for our NEOs although we believe there was no aggregate incremental cost to us during fiscal 2022. This use in fiscal 2022 did not result in a loss of a corporate income tax deduction.

50 2022 Annual Meeting of Stockholders

Grants of Plan-Based Awards During Fiscal 2022 Table

The following table shows equity and non-equity awards granted to our NEOs during fiscal 2022. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2022 Year-End Table.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Name	Grant Date	Award Type	Threshold ($)	Target (1) ($)	Maximum (1) ($)	Threshold (#)	Target (2) (#)	Maximum (#)
Lawrence J. Ellison	6/30/2021	PSOs				—	17,500,000	—		51.13	129,275,000
		Cash Bonus	—	5,000,000	10,000,000
Safra A. Catz	6/30/2021	PSOs				—	17,500,000	—		51.13	129,275,000
		Cash Bonus	—	5,000,000	10,000,000
Edward Screven	8/3/2021	RSUs							200,000		17,312,000
		Cash Bonus	—	2,500,000	5,000,000
Dorian E. Daley	8/3/2021	RSUs							150,000		12,984,000

(1)

The target plan award amounts reported in these columns are determined based on our internal profitability expectations for the fiscal year multiplied by the individual’s bonus percentage under the Executive Bonus Plan. The maximum plan award amounts are equal to 200% of the applicable target. The actual payout amount for fiscal 2022 under the Executive Bonus Plan was $7,799,355 each for Mr. Ellison and Ms. Catz, and $3,899,678 for Mr. Screven, as reported in the “Non-Equity Incentive Plan Compensation” column of the SCT above. See “Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Annual Cash Bonus” beginning on page 42 for a discussion of the material features of the Executive Bonus Plan for fiscal 2022.

(2)

The PSOs reported in this column were originally granted to Mr. Ellison and Ms. Catz in fiscal 2018 and were modified in fiscal 2022 to extend the end of the PSO performance period from May 31, 2022 to May 31, 2025. See “Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation” beginning on page 40 for a discussion of the material features of these awards.

(3)	The RSUs reported in this column were granted under the 2020 Equity Plan. The RSUs vest 25% per year over four years on the anniversary of the date of grant.

(4)

The amounts reported in this column for Mr. Ellison and Ms. Catz represent the fair values of the PSOs as of the date of the modification to extend the performance period through May 31, 2025, computed in accordance with FASB ASC 718, and valued based on the probability of achievement of the performance goals as measured at the time of the modification. We estimated the fair values of the PSOs modified during fiscal 2022 using a Monte Carlo simulation approach as of the modification date with the following assumptions: a risk-free interest rate of 0.68%, an expected term of 4 years, an expected volatility of 25.48% and a dividend yield of 1.64%. The amounts reported do not reflect whether Mr. Ellison or Ms. Catz have actually realized or will realize an economic benefit from these awards.

2022 Annual Meeting of Stockholders 51

Outstanding Equity Awards at Fiscal 2022 Year-End Table

The following table provides information on the outstanding PSOs, RSUs and time-based stock options held by our NEOs as of May 31, 2022.

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) ($)
Lawrence J.	7/20/2017	2,500,000	—	15,000,000	51.13	7/20/2025
Ellison	7/24/2014	2,250,000	—	—	40.47	7/24/2024
	7/1/2013	7,000,000	—	—	30.11	7/1/2023
	7/5/2012	7,000,000	—	—	29.72	7/5/2022
Safra A. Catz	7/20/2017	2,500,000	—	15,000,000	51.13	7/20/2025
	10/5/2014	500,000	—	—	38.89	10/5/2024
	7/24/2014	2,250,000	—	—	40.47	7/24/2024
	7/1/2013	5,000,000	—	—	30.11	7/1/2023
	7/5/2012	5,000,000	—	—	29.72	7/5/2022
Edward Screven	8/3/2021						200,000	14,384,000	—	—
	8/4/2020						150,000	10,788,000	—	—
	12/5/2018						125,000	8,990,000	—	—
	6/27/2018						62,500	4,495,000	—	—
	7/24/2014	700,000	—	—	40.47	7/24/2024
	7/1/2013	700,000	—	—	30.11	7/1/2023
	11/30/2012	200,000	—	—	32.18	11/30/2022
	7/5/2012	700,000	—	—	29.72	7/5/2022
Dorian E.	8/3/2021						150,000	10,788,000	—	—
Daley	8/4/2020						131,250	9,439,500	—	—
	6/27/2019						85,000	6,113,200	—	—
	6/27/2018						40,625	2,921,750	—	—

(1)	All time-based stock options and RSUs vest or vested 25% per year over four years on each anniversary of the date of grant.

(2)

The amounts in this column reflect unearned and unvested PSOs as of May 31, 2022. The PSOs are divided into seven equal tranches that are eligible to be earned based on the attainment of certain stock price, market capitalization and operational performance goals within eight fiscal years of the date of grant. The $80 stock price goal was satisfied and one tranche (1/7th) of the PSOs vested on June 30, 2021. See “Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation” beginning on page 40 and “Compensation Discussion and Analysis—Executive Summary—Eight-Year Performance-Based Stock Options” on pages 36 and 37 for a discussion of the material features of these awards, including the vesting criteria.

(3)

For Mr. Screven, this column reflects unvested RSUs, which vest in equal annual installments over four years. Ms. Daley’s unvested RSUs will be forfeited upon her retirement. See “Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation—Long-Term Equity Compensation—Mr. Screven and Ms. Daley” on page 41 for a discussion of the material features of these awards, including the vesting criteria.

(4)	Value calculated using the closing market price of Oracle common stock on May 31, 2022 ($71.92 per share).

52 2022 Annual Meeting of Stockholders

Option Exercises and Stock Vested During Fiscal 2022 Table

The following table provides information on our NEOs’ exercise of stock options and the vesting of our NEOs’ RSUs during fiscal 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Lawrence J. Ellison	—	—	—	—
Safra A. Catz	—	—	—	—
Edward Screven	—	—	159,375	25,940,750 (3)
Dorian E. Daley	450,000	18,782,790	167,500	14,013,363

(1)

The value realized on exercise is calculated as the difference between the market price of Oracle common stock at the time of exercise and the applicable exercise price of the stock options multiplied by the number of exercised shares. The value realized on vesting is not necessarily indicative of value actually received by the NEO, as the NEO may choose to hold (rather than sell) some or all of the shares acquired upon exercise.

(2)

The value realized on vesting equals the closing market price of Oracle common stock on the vesting date multiplied by the number of vested shares. The value realized on vesting is not necessarily indicative of value actually received by the NEO, as the NEO may choose to hold (rather than sell) some or all of the shares acquired upon vesting.

(3)

Includes the value of the vested portions of RSU awards granted on September 5, 2017 and December 5, 2018 for which Mr. Screven elected to defer receipt under the RSU Deferred Compensation Plan. The value of the deferred RSUs realized on vesting is also reflected in the “Executive Contributions in FY 2022” column of the Fiscal 2022 Non-Qualified Deferred Compensation Table below. The actual value of the RSUs realized upon settlement may be different than the value reflected in this table.

Fiscal 2022 Non-Qualified Deferred Compensation Table

Our NEOs and certain other highly compensated employees are eligible to enroll in our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan.

Cash Deferred Compensation Plan

Under the Cash Deferred Compensation Plan, employees may elect to defer annually the receipt of a portion of their compensation and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. Participants may elect to defer base salary, bonus and commissions earned during a given year. The maximum amount of compensation permitted to be deferred is the amount remaining after all deductions for other benefits and taxes are first deducted from the gross payment. Participants may defer payment until age 59 1⁄2 or until termination of employment, subject to earlier payment in the event of a change in control of Oracle or death. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years.

Participants may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in our Cash Deferred Compensation Plan are identical, subject to certain asset class variations, to the investment options in our 401(k) Plan.

RSU Deferred Compensation Plan

Under the RSU Deferred Compensation Plan, employees may elect to defer the receipt of either 0% or 100% of their earned and vested RSUs and thereby defer taxation of the awards. Participants may elect to defer receipt for five or ten years from the grant date of the award, or until termination of employment, subject to earlier payment in the event of death and certain other circumstances. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years. Dividend equivalents are credited to participants’ accounts after deferred RSUs have vested.

2022 Annual Meeting of Stockholders 53

The table below provides information on the non-qualified deferred compensation of our NEOs in fiscal 2022.

Name	Executive Contributions in FY 2022 ($)	Registrant Contributions in FY 2022 ($)	Aggregate Earnings in FY 2022 ($) (1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at FY 2022-end ($)
Lawrence J. Ellison Cash Deferred Compensation (2)	—	—	(3,817,418)	—	38,864,014
Safra A. Catz	—	—	—	—	—
Edward Screven
Cash Deferred Compensation (3)	2,364,719	—	(644,321)	—	5,759,661
RSU Deferred Compensation (4)	12,436,250	—	(3,978,191)	—	32,279,399
Dorian E. Daley	—	—	—	—	—

(1)	The amounts shown in the “Aggregate Earnings in FY 2022” column are not included in the SCT for fiscal 2022 because such earnings were not preferential or above-market.

(2)

Mr. Ellison is not currently eligible to participate in the Cash Deferred Compensation Plan or the RSU Deferred Compensation Plan because his base salary is $1. Amounts shown for Mr. Ellison relate to contributions made when he was eligible to participate in the Cash Deferred Compensation Plan.

(3)

Mr. Screven participates in the Cash Deferred Compensation Plan. The amount shown in the “Executive Contributions in FY 2022” column represents a portion of the base salary reported for Mr. Screven in the SCT for fiscal 2022. The amount shown in the “Aggregate Balance at FY 2022-end” column for Mr. Screven includes $704,000 reported in the SCT for fiscal 2021, $587,917 that was previously reported in the SCT for fiscal 2019 and $328,000 that was previously reported in the SCT for fiscal 2018.

(4)

Mr. Screven deferred receipt of RSU awards granted on September 5, 2017 and December 5, 2018 under the RSU Deferred Compensation Plan. All contributions shown are attributable to the value of 140,625 deferred RSUs realized on vesting in fiscal 2022. All earnings shown are attributable to credited dividend equivalents and a decrease in our stock price as measured on May 31, 2022. No amounts shown were reported in the SCT compensation for fiscal 2022. The grant date fair value of Mr. Screven’s deferred RSU award granted on September 5, 2017 ($2,961,875) was previously reported in the SCT for fiscal 2018. The grant date fair value of Mr. Screven’s deferred RSU award granted on December 5, 2018 ($23,050,000) was previously reported in the SCT for fiscal 2019.

Potential Payments Upon Termination or Change in Control

Typically, we have entered into an employment offer letter with each of our NEOs upon hire that provides the executive is employed “at will.” None of these employment offer letters with our NEOs provide for payments or benefits upon a termination of employment or in connection with a change in control of Oracle. Only the 2020 Equity Plan, the Prior Plan and the PSOs provide for acceleration of equity awards upon a qualifying termination of employment or a change in control, as described below.

No “Single-Trigger” Change in Control Benefits Under Our Equity Plan and Equity Awards

Under the 2020 Equity Plan and the Prior Plan, the vesting of RSUs and time-based stock options, including those held by our NEOs, will accelerate only if both of the following events occur:

•	Oracle is acquired; and

•	either the equity awards are not assumed, or the equity awards are assumed and the recipient’s employment is terminated without cause within 12 months following the acquisition.

Pursuant to the terms of the PSO grant agreements, in the event of a change in control, any unvested tranches subject to market capitalization goals and operational performance goals will be earned to the extent any unmatched market capitalization goals have been met on or before the trading date immediately prior to the change in control.

54 2022 Annual Meeting of Stockholders

The following table provides the intrinsic value as of May 31, 2022 (the last trading day of our fiscal year) of the unvested RSUs and “in-the-money” time-based stock options held by our NEOs that would accelerate under the circumstances described in the preceding paragraphs. The intrinsic values of the unvested RSUs were calculated by multiplying the unvested RSUs by the closing market price of Oracle common stock on May 31, 2022 ($71.92 per share). The intrinsic value of the stock options was calculated by multiplying the number of unvested shares by the amount by which the closing market price of Oracle common stock on May 31, 2022 exceeded the exercise price of the related option. The table also includes the intrinsic value of three tranches of unearned PSOs as the first three PSO market capitalization goals were achieved as of May 31, 2022 but no operational performance goals have yet been satisfied.

Name	Intrinsic Value of Unvested Equity Awards ($)
Lawrence J. Ellison	155,925,000
Safra A. Catz	155,925,000
Edward Screven	38,657,000
Dorian E. Daley	29,262,450

Death Benefits

If any employee of Oracle dies while employed by Oracle, two additional tranches of time-based stock options (if any) granted pursuant to the Prior Plan will vest upon his or her death. Oracle’s standard form of RSU grant agreement also provides for one additional tranche of vesting of RSUs for all grantees, including executives. Pursuant to the terms of the PSO grant agreements, upon the applicable NEO’s death, his or her unvested PSOs are subject to the same vesting terms through the next vesting measurement date following his or her death.

The following table provides the intrinsic value as of May 31, 2022 (the last trading day of our fiscal year) of unvested RSUs and “in-the-money” time-based stock options held by our NEOs that would accelerate on death. The intrinsic values of the unvested RSUs were calculated by multiplying the accelerated RSUs by the closing market price of Oracle common stock on May 31, 2022 ($71.92 per share). The intrinsic value of the stock options was calculated by multiplying the number of accelerated shares by the amount by which the closing market price of Oracle common stock on May 31, 2022 exceeded the exercise price of the related option. The table excludes the intrinsic value of the unearned PSOs as none of the PSOs would have been earned under the circumstances described in the preceding paragraphs based on performance through the end of fiscal 2022.

Name	Intrinsic Value of Unvested Equity Awards ($)
Lawrence J. Ellison	—
Safra A. Catz	—
Edward Screven	20,677,000
Dorian E. Daley	11,821,850

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of May 31, 2022 (shares in millions).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (1)
Equity compensation plans approved by stockholders	224	17.52	411 (2)
Equity compensation plans not approved by stockholders	—	—	—
Total	224 (3)(4)	17.52 (3)(4)	411

(1)	Excludes the shares listed under the column heading “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”

(2)

Includes approximately 371 million shares available for future issuance under the 2020 Equity Plan, approximately 1 million shares available for future issuance under the Directors’ Stock Plan and approximately 39 million shares available for future

2022 Annual Meeting of Stockholders 55

issuance under the ESPP, including the shares subject to purchase during the offering period which commenced on April 1, 2022 (the exact number of which will not be known until September 30, 2022, the end of the offering period). Under the 2020 Equity Plan, each share issued pursuant to an option reduces the number of shares available for future issuance by one share, and each share issued pursuant to full-value awards (including RSUs) reduces the number of shares available for future issuance by 2.5 shares.

(3)

Excludes approximately one million stock options and RSUs that were assumed in connection with our acquisitions having a weighted average exercise price of $27.29 per share. No additional awards were or can be granted under the plans pursuant to which these awards were originally issued.

(4)

Of the approximately 224 million shares to be issued, approximately 97 million reflect shares to be issued upon exercise of outstanding stock options (including PSOs) with a weighted average exercise price of $40.70 per share and a weighted average remaining contractual life of 2.30 years. The remaining portion represents RSUs, which have no purchase price. PSOs are reflected as though all PSOs outstanding will vest.

CEO PAY RATIO

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median compensated employee worldwide (the median global employee).

The SEC rules allow us to identify our median global employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Since May 31, 2020, there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. We therefore used the same median global employee to calculate our 2022 pay ratio as was used for purposes of our 2020 and 2021 pay ratios. The fiscal 2022 total compensation of our median global employee was $75,043.

Using Ms. Catz’s fiscal 2022 total compensation as set forth in the SCT, the ratio of CEO to median global employee annual total compensation is 1,842 to 1. Using the annualized value in lieu of the aggregate accounting value of the modified PSOs, the ratio of CEO to median global employee annual total compensation, as adjusted, would be 334 to 1.

The fiscal 2022 total compensation of Ms. Catz as set forth in the SCT was $138,192,032. This total compensation amount was atypically high due to the modification of the PSOs in fiscal 2022 to extend the PSO performance period by three fiscal years (see pages 36 and 37 for details). Following the extension of the end of the PSO performance period from May 31, 2022 to May 31, 2025, the PSOs are intended to represent eight years of long-term incentive compensation for Ms. Catz. The annualized value of the modified PSOs is $16.2 million per year over the eight-year performance period. If this annualized value of the modified PSOs was reported in the SCT (instead of the aggregate accounting value of the modified PSOs) and used in calculating fiscal 2022 total compensation (which includes Ms. Catz’s salary, performance-based bonus and all other compensation), Ms. Catz’s fiscal 2022 total compensation would equal approximately $25.1 million.

In calculating the CEO pay ratio, the SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported CEO pay ratio may not be comparable to CEO pay ratios reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their CEO pay ratios.

56 2022 Annual Meeting of Stockholders

TRANSACTIONS WITH RELATED PERSONS

From time to time, we enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons has a direct or indirect material interest. As set forth in its charter, the Independence Committee reviews and approves each related person transaction or series of similar transactions exceeding $120,000, including material amendments thereto.

Prior to approving any transaction, the Independence Committee must be informed or have knowledge of:

•	the related person’s relationship or interest; and

•	the material facts of the proposed transaction, and any material amendments thereto.

The proposed transaction, and any material amendments thereto, must be on terms that, when taken as a whole, are fair to Oracle.

We annually survey our non-employee directors and executive officers to identify any entities they are affiliated with that may enter into a transaction with Oracle that may require disclosure as a related person transaction. We prepare a list of related person entities, which we post internally for reference by our sales force and our purchasing groups. On a quarterly basis, we also review and update this list with Mr. Ellison’s advisors, as many of the entities on this list are direct or indirect investments of Mr. Ellison. Potential transactions are compared against this list by management to determine if they require review and approval by the Independence Committee. With respect to sales of products and services, we also compare transactions posted to our general ledger against this list to determine if any related person transactions occurred without pre-approval and the reason pre-approval was not obtained, whether inadvertent or otherwise.

For sales of products and services to be approved by the Independence Committee, we provide the Independence Committee with data indicating that the proposed discounts and terms are consistent with the discounts and terms provided to unrelated customers. For purchases, we provide the Independence Committee with data points showing that the rates or prices are comparable to the rates or prices we could have obtained from an unrelated vendor or are consistent with pricing the vendor uses with other unrelated parties.

Mr. Ellison has entered into a written price protection agreement with us that applies to any related person transaction involving a purchase of goods or services from an entity in which Mr. Ellison has a direct or indirect material interest and with which we enter into a transaction while Mr. Ellison is one of our executive officers or Chairman of the Board. Under this agreement, if we present Mr. Ellison with reasonable evidence of a lower price or rate for the same goods or services offered by the related company, which would have been available to us at the time we entered into the applicable transaction, then Mr. Ellison will reimburse us for the difference. This agreement expires three years after the date on which Mr. Ellison is neither an executive officer of Oracle nor Chairman. The Independence Committee may approve certain other transactions where it can conclude that such transactions are otherwise on terms that are fair to us.

The Independence Committee also reviews and monitors ongoing relationships with related persons to ensure they continue to be on terms that are fair to us. On an annual basis, the Independence Committee receives a summary of all transactions with related persons, including transactions that did not require approval. Total related person transaction revenues were approximately 0.01% of our total revenues and total related person operating expenses were approximately 0.1% of our total operating expenses in fiscal 2022.

 Sales of Products and Services to Ellison Related Persons

In the ordinary course of our business, we sell products and services to companies in which Mr. Ellison or a member of his immediate family directly or indirectly has a material interest. In fiscal 2022, the total amount of all purchases by these companies was approximately $3.8 million. Listed below are our transactions with such companies that purchased more than $120,000 in products and services from us in fiscal 2022.

•	Annapurna Releasing LLC purchased approximately $433,000 in cloud SaaS products. Mr. Ellison and his daughter, Megan Ellison, each have a direct material interest in this entity.

•	Autonomous Medical Devices, Inc. purchased approximately $1.0 million in cloud SaaS, PaaS and IaaS products.

•	Ellison Institute, LLC purchased approximately $847,000 in cloud SaaS, PaaS and IaaS products.

2022 Annual Meeting of Stockholders 57

•	Four Seasons Resorts Lanai purchased approximately $432,000 in cloud SaaS products, software licenses, training and support.

•	Sensei AG Holdings, Inc. purchased approximately $465,000 in cloud SaaS products, training and support.

•	Skydance Media purchased approximately $192,000 in cloud PaaS and IaaS products. Mr. Ellison and his son, David Ellison, each have a direct material interest in this entity.

•	The Ronin Project purchased approximately $148,000 in cloud PaaS and IaaS products.

 Purchases of Products and Services from Ellison Related Persons

From time to time, we purchase products and services from companies in which Mr. Ellison or a member of his immediate family directly or indirectly has a material interest. In fiscal 2022, the total amount of all purchases from these companies was approximately $461,000, which included the purchase of products and services of approximately $219,000 from Desert Champions, LLC and approximately $223,000 from F50 League LLC. These transactions are described in greater detail below.

➢	Purchases of Products and Services from Desert Champions, LLC

In fiscal 2022, Oracle paid Desert Champions, LLC, approximately $219,000 for tickets to the BNP Paribas Open tennis tournament and for expenses associated with this event.

➢	Transactions with F50 League LLC

In fiscal 2022, Oracle entered into an agreement providing for an in-kind exchange with the SailGP sailing league (operated by Mr. Ellison’s company F50 League LLC). Pursuant to the agreement, Oracle received a SailGP sponsorship package, including branding rights and customer experiences, valued at approximately $2.5 million; and SailGP received Oracle products and services valued at approximately $2.3 million. In fiscal 2022, Oracle also paid F50 League LLC approximately $160,000 for hospitality tickets to a SailGP tournament race and approximately $63,000 to sponsor a video series with SailGP and pay other related fees.

 Transactions with Ampere Computing LLC

Oracle is an equity investor in Ampere Computing LLC (Ampere). Renée J. James, an Oracle director, is the Chairman and CEO of Ampere and Oracle has appointed one director to Ampere’s board. Under certain circumstances, Oracle has the obligation to acquire additional equity of Ampere from the other equity holders of Ampere. In addition, Oracle has certain rights to acquire additional equity in Ampere from certain other equity holders and if Oracle elects to exercise these rights, it may be required to also purchase Ms. James’s equity in Ampere.

In fiscal 2022, we invested $300 million in convertible debt issued by Ampere and also acquired an additional equity interest in Ampere from another investor for approximately $127.8 million.

In fiscal 2022, Ampere purchased approximately $613,000 in cloud SaaS, PaaS and IaaS products from Oracle. Oracle purchased Ampere processors in fiscal 2022 with a value of $50.9 million, including $21.6 million against a $25 million pre-payment order placed in fiscal 2020.

 Compensation of Related Persons Employed by Oracle

Steven Janicki, Vice President, Oracle IT Communications and Collaboration, is Mr. Ellison’s half-brother. In fiscal 2022, Mr. Janicki received a base salary of $260,000. Mr. Janicki also received an equity award of 1,532 RSUs and $4,562 in flexible credits used toward cafeteria-style benefit plans in fiscal 2022.

58 2022 Annual Meeting of Stockholders

LEGAL PROCEEDINGS

Derivative Litigation Concerning Oracle’s NetSuite Acquisition

On May 3 and July 18, 2017, two alleged stockholders filed separate derivative lawsuits in the Court of Chancery of the State of Delaware, purportedly on Oracle’s behalf. Thereafter, the court consolidated the two derivative cases and designated the July 18, 2017 complaint as the operative complaint. The consolidated lawsuit was brought against all the then-current members and one former member of our Board of Directors, and Oracle as a nominal defendant. Plaintiff alleged that the defendants breached their fiduciary duties by causing Oracle to agree to purchase NetSuite Inc. (NetSuite) at an excessive price. The complaint sought (and the operative complaint continues to seek) declaratory relief, unspecified monetary damages (including interest), and attorneys’ fees and costs. The defendants filed a motion to dismiss, which the court denied on March 19, 2018.

On May 4, 2018, our Board of Directors established a Special Litigation Committee (SLC) to investigate the allegations in this derivative action. Three non-employee directors served on the SLC. On August 15, 2019, the SLC filed a letter with the court, stating that the SLC believed that plaintiff should be allowed to proceed with the derivative litigation on behalf of Oracle. After the SLC advised the Board that it had fulfilled its duties and obligations, the Board withdrew the SLC’s authority, except that the SLC maintained certain authority to respond to discovery requests in the litigation.

After plaintiff filed the July 18, 2017 complaint, an additional plaintiff joined the case. Plaintiffs filed several amended complaints, and filed their most recent amended complaint on December 11, 2020. The operative complaint asserts claims for breach of fiduciary duty against our CEO, our CTO, the estate of Mark Hurd (our former CEO who passed away on October 18, 2019), and two other members of our Board of Directors. Oracle is named as a nominal defendant. On December 11, 2020, the estate of Mark Hurd and the two other members of our Board of Directors moved to dismiss this complaint, and a hearing on this motion was held on February 16, 2021. On June 21, 2021, the court granted this motion as to the estate of Mark Hurd and one Board member and denied the motion as to the other Board member, who filed an answer to the complaint on August 9, 2021. On December 28, 2020, our CEO, our CTO, and Oracle as a nominal defendant filed answers to the operative complaint.

On December 23, 2021, the Board member defendant brought a motion for summary judgment, and on May 20, 2022, the court granted this motion in part and denied this motion in part. This Board member remains a defendant in this case. Trial commenced on July 18, 2022, and has concluded. The parties are engaging in post-trial briefing, and a final hearing on that briefing is scheduled for November 18, 2022.

While Oracle continues to evaluate these claims, we do not believe this litigation will have a material impact on our financial position or results of operations.

Securities Class Action and Derivative Litigation Concerning Oracle’s Cloud Business

On August 10, 2018, a putative class action, brought by an alleged stockholder of Oracle, was filed in the U.S. District Court for the Northern District of California against us, our CTO, our then-two CEOs, two other Oracle executives, and one former Oracle executive. As noted above, Mr. Hurd, one of our then-two CEOs, passed away on October 18, 2019. On March 8, 2019, plaintiff filed an amended complaint. Plaintiff alleges that the defendants made or are responsible for false and misleading statements regarding Oracle’s cloud business. Plaintiff further alleges that the former Oracle executive engaged in insider trading. Plaintiff seeks a ruling that this case may proceed as a class action, and seeks damages, attorneys’ fees and costs, and unspecified declaratory/injunctive relief. On April 19, 2019, defendants moved to dismiss plaintiff’s amended complaint. On December 17, 2019, the court granted this motion, giving plaintiffs an opportunity to file an amended complaint, which plaintiff filed on February 17, 2020. On April 23, 2020, defendants filed a motion to dismiss, and the court held a hearing on this motion on September 24, 2020. On March 22, 2021, the court granted in part and denied in part this motion. The court dismissed the action as to one Oracle executive and the former Oracle executive. The court permitted plaintiff to proceed with only a narrow omissions theory against the remaining defendants. On April 21, 2021, defendants filed an answer to the complaint. On October 8, 2021, plaintiffs filed a motion for class certification, which the court granted on May 9, 2022. On May 23, 2022, defendants filed a petition in the Ninth Circuit Court of Appeals for permission to appeal the court’s order granting class certification, and plaintiffs filed an opposition on June 2, 2022. On June 3, 2022, the District Court “So Ordered” a stipulation by the parties, which vacated all dates in this case because the parties had reached an agreement to settle this action, subject to the court’s approval. On June 8, 2022, the Ninth Circuit Court of Appeals granted defendants’ unopposed motion to stay the petition for permission to appeal in light of the proposed

2022 Annual Meeting of Stockholders 59

settlement. On September 15, 2022, the District Court granted plaintiffs’ motion for preliminary approval of the settlement, which provides that Oracle will pay $17,500,000. This sum includes all fees and costs. A final approval hearing is set for January 12, 2023.

On February 12 and May 8, 2019, two stockholder derivative lawsuits were filed in the United States District Court for the Northern District of California. The cases were consolidated, and on July 8, 2019, a single plaintiff filed a consolidated complaint. The consolidated complaint brought various claims relating to the 10b-5 class action described immediately above. The parties agreed to stay the derivative case pending resolution of defendants’ motion to dismiss the securities case, which the court granted in part and denied in part on March 22, 2021.

Plaintiff filed an amended complaint on June 4, 2021. The derivative suit is brought by an alleged stockholder of Oracle, purportedly on Oracle’s behalf, against our CTO, our CEO, and the estate of Mark Hurd. Plaintiff claims that the alleged actions described in the class action discussed above caused harm to Oracle, and that defendants violated their fiduciary duties of candor, good faith, loyalty, and due care by failing to prevent this alleged harm. Plaintiff also brings derivative claims for violations of federal securities laws. Plaintiffs seek a ruling that this case may proceed as a derivative action, a finding that defendants are liable for breaching their fiduciary duties, damages, an order directing defendants to enact corporate reforms, attorneys’ fees and costs, and unspecified relief. On June 14, 2021, the court “so ordered” a stipulation from the parties, staying this case pending resolution of the 10b-5 action. The parties are scheduled to participate in a mediation on October 14, 2022. On September 9, 2022, the District Court “So Ordered” a stipulation extending the stay in this case until October 28, 2022.

While Oracle continues to evaluate these claims, we do not believe these matters will have a material impact on our financial position or results of operations.

60 2022 Annual Meeting of Stockholders

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has agreed to be named in this proxy statement and to serve if elected. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Directors

The following directors are being nominated for election by our Board, including our CEO and our other executive officers on our Board:

Awo Ablo	George H. Conrades	Charles W. Moorman

Jeffrey S. Berg	Lawrence J. Ellison	Leon E. Panetta

Michael J. Boskin	Rona A. Fairhead	William G. Parrett

Safra A. Catz	Jeffrey O. Henley	Naomi O. Seligman

Bruce R. Chizen	Renée J. James	Vishal Sikka

For details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, see “Board of Directors—Nominees for Directors” on page 8.

Required Vote

Directors are elected by a plurality of votes cast. Our majority voting and mandatory resignation policy for directors in our Corporate Governance Guidelines states that in an uncontested election, if any director nominee receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election (a Majority Withheld Vote) and no successor has been elected at such meeting, the director must promptly tender his or her resignation following certification of the stockholder vote.

The Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. The Board may accept or reject a director’s resignation. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal.

Full details of our majority voting and mandatory resignation policy for directors are set forth in our Corporate Governance Guidelines, available at www.oracle.com/goto/corpgov.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

2022 Annual Meeting of Stockholders 61

PROPOSAL NO. 2 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding, advisory vote on the compensation of our NEOs (a “say-on-pay” vote). We currently hold our say-on-pay vote annually and we expect the next say on pay vote will occur in 2023. In deciding how to vote on this proposal, we urge you to consider the following factors, as well as the information contained in “Executive Compensation—Compensation Discussion and Analysis” beginning on page 33.

Fiscal 2022 Named Executive Officers (NEOs)

Lawrence J. Ellison, Chairman and CTO
Safra A. Catz, CEO*
Edward Screven, Executive Vice President, Chief Corporate Architect
Dorian E. Daley, Executive Vice President and General Counsel
* Ms. Catz also serves as our principal financial officer

Fiscal 2022 Executive Compensation Highlights

Mr. Ellison and Ms. Catz

•   In fiscal 2022:

☐  No increase in Mr. Ellison’s base salary of $1 or Ms. Catz’s base salary of $950,000

☐  Each earned $7,799,355 in connection with the annual performance-based cash bonus program

☐  No new equity awards and only one tranche of PSOs have vested over the last five (5) fiscal years

Mr. Screven and Ms. Daley

•   In fiscal 2022:

☐  Modest base salary increases

☐  Each received a cash bonus and a restricted stock unit (RSU) award

•   The total compensation mix for these two NEOs was heavily weighted toward equity-based awards, whose value correlates with our stock price, thus aligning their total direct compensation with the interests of our stockholders

62 2022 Annual Meeting of Stockholders

Human Resources and Compensation Best Practices

Best Practices We Employ

 Compensation Committee reviews attrition data and diversity metrics for employees at all career levels

 Diversity metrics and EEO-1 statement are publicly available on our Diversity and Inclusion website

 Modern approach to work, including a flexible employee work location policy

 High proportion of compensation for our CEO and CTO is performance-based and aligned with stockholders’ interests

 Caps on maximum payout of bonuses and performance-based equity awards

 Robust stock ownership guidelines

 Disciplined dilution rates from equity awards

 Compensation recovery (clawback) policy for cash bonuses in the event of a financial restatement

 Independent Compensation Committee

 Annual risk assessment of compensation programs

 Independent compensation consultant

 Anti-pledging policy

 Anti-hedging policy applicable to all employees and directors

Practices We Avoid

 No severance benefit arrangements except as provided under our equity incentive plan to employees generally or as required by law

 No “single-trigger” change in control vesting of equity awards

 No change in control acceleration of performance-based cash bonuses

 No minimum guaranteed vesting for performance-based equity awards granted to our NEOs

 No discretionary cash bonuses under the Executive Bonus Program applicable to our CEO and CTO

 No “golden parachute” tax reimbursements or gross-ups for our NEOs

 No payout or settlement of dividends or dividend equivalents on unvested equity awards

 No supplemental executive retirement plans, executive pensions or excessive retirement benefits

 No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

Required Vote

We are asking our stockholders to support the compensation of our NEOs and our compensation philosophy as described in this proxy statement. You may vote FOR or AGAINST the following resolution, or you may ABSTAIN. This advisory vote on NEO compensation will be approved if it receives the affirmative vote of the holders of a majority of shares of Oracle common stock present or represented and entitled to vote on this matter at the Annual Meeting.

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in Oracle’s proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosures that accompany the compensation tables.”

Your vote is advisory, and therefore not binding on Oracle, the Board or the Compensation Committee, and will not be interpreted as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. Nevertheless, our Board and Compensation Committee value the opinions of our stockholders and view this vote as one of the modes of communication with stockholders. As in prior years, the Board and Compensation Committee will review and consider the outcome of this vote in determining future compensation arrangements for our NEOs.

The Board of Directors unanimously recommends a vote FOR the advisory approval of the compensation of our NEOs.

2022 Annual Meeting of Stockholders 63

PROPOSAL NO. 3: RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm retained to audit our consolidated financial statements. The F&A Committee has selected Ernst & Young LLP (EY) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2023. Representatives of EY will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

EY has served as our independent registered public accounting firm since 2002. In conjunction with the mandated rotation of EY’s lead engagement partner, the F&A Committee is involved in the selection of EY’s lead engagement partner. The F&A Committee also periodically considers whether there should be a rotation of independent registered public accounting firms because the F&A Committee believes that it is important for the registered public accounting firm to maintain independence and objectivity. In deciding to engage EY, our F&A Committee reviewed, among other factors, registered public accounting firm independence issues raised by commercial relationships we have with the other major accounting firms. We have no commercial relationship with EY that would impair its independence. Consequently, at this time, the F&A Committee does not believe that a rotation of registered public accounting firms is merited and believes that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Oracle and its stockholders.

The F&A Committee reviews audit and non-audit services performed by EY, as well as the fees charged by EY for such services. In its review of non-audit service fees, the F&A Committee considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. Additional information concerning the F&A Committee and its activities with EY can be found in the following sections of this proxy statement: “Board of Directors—Committees, Membership and Meetings” and “Report of the Finance and Audit Committee of the Board of Directors.”

Pre-approval Policy and Procedures

We have a policy that outlines procedures intended to ensure that our F&A Committee pre-approves all audit and non-audit services provided to us by EY. The current policy provides for (1) general pre-approval of audit and audit-related services which do not exceed certain aggregate dollar thresholds approved by the F&A Committee, and (2) specific pre-approval of all other permitted services and any proposed services which exceed these same dollar thresholds. Throughout the year, the F&A Committee reviews updates regarding the nature and extent of services provided by EY.

The term of any general pre-approval is twelve months from the date of pre-approval, unless the F&A Committee considers a different period and states otherwise. The F&A Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by EY without requiring further approval from the F&A Committee. The policy describes the audit, audit-related, tax and all other services that have this general pre-approval, and the F&A Committee may add to, or subtract from, the list of general pre-approved services from time to time.

In connection with this pre-approval policy, the F&A Committee will consider whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. The F&A Committee will also consider whether the independent registered public accounting firm may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

The F&A Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other fees.”

The F&A Committee pre-approved all audit and non-audit fees of EY during fiscal 2022.

64 2022 Annual Meeting of Stockholders

Ernst & Young Fees

The following table sets forth approximate aggregate fees billed to us by EY for fiscal 2022 and fiscal 2021:

	2022	2021

Audit Fees (1)	$23,913,449	$24,439,359
Audit Related Fees (2)	6,445,706	6,697,201
Tax Fees (3)	1,860,759	2,827,600
All Other Fees (4)	6,585	5,995
Total Fees	$32,226,499	$33,970,155

(1)

Audit fees consisted of professional services provided in connection with the audit of our financial statements and internal control over financial reporting, the review of our quarterly financial statements and registration statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit related fees consisted of services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 16, related to our and our acquired entities’ cloud services offerings.

(3)	Tax fees consisted principally of tax compliance and advisory services for Oracle and entities acquired by Oracle.

(4)	All other fees consisted principally of general training and advisory services.

Required Vote

The ratification of the selection of EY requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of EY.

REPORT OF THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Review of Oracle’s Audited Financial Statements for the Fiscal Year Ended May 31, 2022

The F&A Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended May 31, 2022.

The F&A Committee has discussed with Ernst & Young LLP (EY), our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the U.S. Securities and Exchange Commission (the SEC).

The F&A Committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the F&A Committee concerning independence and the F&A Committee has discussed the independence of EY with that firm.

Based on the F&A Committee’s review and discussions noted above, the F&A Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended May 31, 2022, for filing with the SEC.

Submitted by:	Michael J. Boskin, Chair
Jeffrey S. Berg
Bruce R. Chizen
Rona A. Fairhead

2022 Annual Meeting of Stockholders 65

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Our Bylaws contain procedures governing how stockholders may submit proposals or director nominations to be considered at our annual meetings. The SEC has also adopted regulations (Exchange Act Rule 14a-8) that govern the inclusion of stockholder proposals in our annual proxy materials.

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for our 2023 Annual Meeting of Stockholders. Stockholders should carefully review our Bylaws and Exchange Act Rule 14a-8 to ensure that they have satisfied all of the requirements necessary to submit proposals or director nominations to be considered at our 2023 Annual Meeting of Stockholders. Our Bylaws are posted on our website at www.oracle.com/goto/corpgov.

	Proposals for inclusion in 2023 proxy statement	Director nominations for inclusion in 2023 proxy statement (proxy access)	Other proposals/nominations to be presented at 2023 Annual Meeting*

Type of Proposal or Nomination	SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements described in Exchange Act Rule 14a-8.

A stockholder or a group of up to 20 stockholders meeting the ownership requirements described in Section 1.12 of our Bylaws may submit director nominees (constituting up to the greater of two directors or 20% of the Board) for inclusion in our proxy statement by satisfying the requirements described in Section 1.12 of our Bylaws.

Stockholders may present proposals or director nominations directly at the annual meeting (but not for inclusion in our proxy statement) by satisfying the requirements described in Section 1.11 of our Bylaws.

When Proposal or Nomination Must Be Received by Oracle

No later than the close of business on May 26, 2023. However, if we did not hold an annual meeting the previous year, or if the date of our annual meeting has changed by more than 30 days from the anniversary of the previous year’s meeting, we will announce a new deadline in our public filings with the SEC.

No earlier than April 26, 2023 and no later than the close of business on May 26, 2023. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 120th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Exchange Act Rule 14a-19 no later than September 17, 2023. However, we note that this date does not supersede any of the requirements or timing required by our Bylaws.

No earlier than May 26, 2023 and no later than the close of business on June 25, 2023. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.

Where to Send Proposal or Nomination	By Mail: Corporate Secretary, Oracle Corporation, 2300 Oracle Way, Austin, Texas 78741 By Email: Corporate_Secretary@oracle.com, with a confirmation copy sent by mail to the address above

What Must Be Included with Proposal or Nomination	The information required by Exchange Act Rule 14a-8	The information required by our Bylaws	The information required by our Bylaws

*

If stockholders do not comply with the Bylaw notice deadlines in this column, we reserve the right not to submit the stockholder proposals or nominations to a vote at our annual meeting. If we are not notified of a stockholder proposal or nomination by June 25, 2023, then the management personnel who have been appointed as proxies may have the discretion to vote for or against such stockholder proposal or nomination, even though such proposal or nomination is not disclosed in the proxy statement.

Under our Bylaws, if the number of directors to be elected to the Board is increased and we do not make a public announcement specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s written notice of nominees for any new position will be considered timely if it is delivered to our Corporate Secretary by the 10th day following the announcement.

66 2022 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Who is soliciting my vote?

A:	The Board of Directors of Oracle is soliciting your vote at the 2022 Annual Meeting of Stockholders (Annual Meeting).

Q: What is the purpose of the Annual Meeting?

A:	You will be voting on the following items of business:

•	the election of directors (Proposal 1);

•	an advisory vote to approve the compensation of our NEOs (Proposal 2); and

•	the ratification of the selection of EY as our independent registered public accounting firm for fiscal 2023 (Proposal 3).

If any other business properly comes before the meeting, you will be voting on those items as well.

Q: What are the Board of Directors’ recommendations?

A:	The Board recommends that you vote your shares as follows:

•	for the election of each of the directors (Proposal 1);

•	for the approval, on an advisory basis, of the compensation of our NEOs (Proposal 2);

•	for the ratification of the selection of EY as our independent registered public accounting firm for fiscal 2023 (Proposal 3); and

•	for or against other matters that come before the Annual Meeting, if any, as the proxy holders deem advisable.

Q: Who is entitled to vote at the Annual Meeting?

A:

The Board set September 19, 2022 as the record date for the Annual Meeting. All stockholders who owned Oracle common stock at the close of business on September 19, 2022 may vote at the Annual Meeting.

Q: Who can attend the Annual Meeting?

A.

All stockholders as of the record date may attend the virtual 2022 Annual Meeting. We will also make the Annual Meeting viewable to any guests interested in Oracle’s business. Guests will not be able to vote shares or ask questions during the meeting.

Q: Can stockholders ask questions during the Annual Meeting?

A.

Yes. We will answer stockholder questions submitted in advance of, and questions submitted live during, the Annual Meeting. Each stockholder may submit one question either in advance of or during the meeting. Stockholders wishing to submit a question in advance of the meeting may do so at www.proxyvote.com after logging in with the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on their proxy card (if they requested printed materials), or on the instructions that accompanied their proxy materials. Alternatively, each stockholder may submit their question during the Annual Meeting through www.virtualshareholdermeeting.com/ORCL2022. Please identify yourself when submitting a question. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct, which will be available during the Annual Meeting at www.virtualshareholdermeeting.com/ORCL2022. We reserve the right to edit any inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Oracle’s business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition in the interest of time and fairness to all stockholders. The question and answer session will be accessible following the meeting as part of the recording of the meeting that will be available at www.virtualshareholdermeeting.com/ORCL2022 and on our website at www.oracle.com/investor following the Annual Meeting through November 23, 2022.

2022 Annual Meeting of Stockholders 67

Q: What do I need to attend the Annual Meeting and when should I access the Annual Meeting?

A:

This year’s Annual Meeting will be held in a virtual format only. The accompanying proxy materials and the meeting’s website: www.virtualshareholdermeeting.com/ORCL2022 include instructions on how to participate in the meeting and how you may vote your shares of Oracle stock. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet. To be admitted to the Annual Meeting, you must enter the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested or received printed materials), or on the voting instruction forms that accompanied your proxy materials.

We encourage you to access the Annual Meeting before it begins. You may access the meeting site 15 minutes before the meeting on November 16, 2022. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the meeting log-in page. We will have technicians available to assist you beginning 30 minutes prior to the meeting at 12:30 p.m., Central Time, on November 16, 2022.

Q: Will the Annual Meeting be recorded and available on the Internet?

A:	Yes, a recording of the meeting will be available at www.virtualshareholdermeeting.com/ORCL2022 and on our website at www.oracle.com/investor following the Annual Meeting through November 23, 2022.

Q: Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A:

We are permitted to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for fiscal 2022, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, explains how you may access and review all of the proxy materials on the Internet. The Notice also describes how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Q: Can I vote my shares by filling out and returning the Notice?

A:

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Q: Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

A:

Stockholders who previously elected to access proxy materials over the Internet will not receive the Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of printing and mailing documents to your home or business and help us conserve natural resources. To request electronic delivery, please go to www.oracle.com/investor or the website provided on your proxy card or voting instruction card.

Q: How many votes do I have?

A:

You will have one vote for each share of Oracle common stock you owned at the close of business on the record date, provided those shares were either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

68 2022 Annual Meeting of Stockholders

Q: What is the difference between holding shares as a stockholder of record and beneficial owner?

A:

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote electronically at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q: How many votes can be cast by all stockholders?

A:

Each share of Oracle common stock is entitled to one vote. There is no cumulative voting. We had 2,696,166,315 shares of common stock outstanding and entitled to vote on the record date, September 19, 2022.

Q: How many votes must be present to hold the Annual Meeting?

A:

A majority of the shares entitled to vote as of the record date must be present on the virtual meeting platform or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you properly cast your vote electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q: How many votes are required to elect directors (Proposal 1)?

A:

Directors are elected by a plurality of the votes cast. This means that the 15 individuals nominated for election to the Board who receive the most FOR votes (among votes properly cast electronically, telephonically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Corporate Governance Guidelines include a majority voting and mandatory resignation policy for directors. This policy states that in an uncontested election, any director nominee who receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election and if no successor has been elected at such meeting, the director must tender his or her resignation following certification of the stockholder vote. The Governance Committee is required to make recommendations to the Board with respect to any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale. Only votes FOR are counted in determining whether a plurality has been cast in favor of a director nominee. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a WITHHELD vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee under our majority voting and mandatory resignation policy for directors.

Full details of our majority voting and mandatory resignation policy are set forth in our Corporate Governance Guidelines available on our website at www.oracle.com/goto/corpgov.

Q: How many votes are required to adopt the other proposals (Proposals 2 and 3)?

A:

Proposal 2 (vote on NEO compensation) and Proposal 3 (selection of EY as our independent registered public accounting firm for fiscal 2023) will be approved if such items receive the affirmative vote of a majority of the

2022 Annual Meeting of Stockholders 69

shares of Oracle common stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your votes on Proposals 2 and 3 are advisory, which means the result of the votes are non-binding on Oracle, the Board and the committees of the Board. Although the votes are non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding these matters.

Q: What if I don’t give specific voting instructions?

A:

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board on all matters presented in this proxy statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions on such matter.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the selection of EY as our independent registered public accounting firm (Proposal 3) because that is deemed to be a routine matter, but the broker could not vote your shares for any of the other proposals on the agenda for the Annual Meeting. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will help with obtaining a quorum, but the broker non-vote will not otherwise count toward the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Q: Can I change my vote after I voted?

A:

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of Oracle specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting at the Annual Meeting.

Q: What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

70 2022 Annual Meeting of Stockholders

Q: Who pays for the proxy solicitation and how will Oracle solicit votes?

A:

We will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to the solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, electronic communications or otherwise. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their expenses incurred in forwarding solicitation materials to such beneficial owners. We have also retained Innisfree M&A Incorporated to consult in connection with our stockholder engagement for an aggregate fee of approximately $25,000, plus any applicable customary costs and expenses.

Q: Who will count the votes?

A:

Broadridge Financial Services has been appointed as the inspector of elections for the Annual Meeting. A representative of Broadridge Financial Services will tabulate votes cast by proxy or electronically before and during the meeting.

Q: How do I find out the voting results?

A:

Preliminary voting results may be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting www.oracle.com/investor, calling our Investor Relations Department at 1-650-506-4073, writing to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065, or sending an email to investor_us@oracle.com.

Q: What if I have questions about lost stock certificates or I need to change my mailing address?

A:

Stockholders may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by calling 1-888-430-9892, by emailing help@astfinancial.com, or by writing to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Also see our transfer agent’s website at www.astfinancial.com to get more information about these matters.

Q: What if I need to change my email address?

A:

Opting to receive all future proxy materials online will save us the cost of printing and mailing documents to your home or business and help us conserve natural resources. If you need to change the email address that we use to mail proxy materials to you or if you wish to sign up to receive future mailings via email, please go to the website provided on your proxy card or voting instruction card, to request to receive materials solely by electronic delivery in the future and supply the appropriate email address.

Q: Who should I contact if I have questions?

A:	Stockholders with questions or who need assistance in voting their shares may call our Investor Relations Department at 1-650-506-4073 or send an email to investor_us@oracle.com.

2022 Annual Meeting of Stockholders 71

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Finance and Audit Committee of the Board of Directors” and the “Report of the Compensation Committee of the Board of Directors” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and are not deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses or references to additional company reports found on those websites. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports, is not part of this proxy statement and is not incorporated by reference.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice included in this proxy statement. As to any business that may properly come before the meeting, however, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” If stockholders have the same address and last name, do not participate in electronic delivery of proxy materials and have requested householding in the past, they will receive only one copy of our printed annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees and conserves natural resources. Each stockholder who participates in householding will continue to have access to and use separate voting instructions.

If any stockholders in your household wish to receive a separate annual report and proxy statement, they may call our Investor Relations Department at 650-506-4073 or write to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065, and we will promptly deliver a separate copy of the proxy materials. They may also send an email to our Investor Relations Department at investor_us@oracle.com. See also www.oracle.com/investor. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

By Order of the Board of Directors,

Brian S. Higgins

Senior Vice President and Secretary

All stockholders are urged to vote electronically via the Internet or by telephone or, if you requested paper copies of the proxy materials, complete, sign, date and return the proxy card or voting instruction card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

72 2022 Annual Meeting of Stockholders

Cautionary Note on Forward-Looking Statements

Statements in this proxy statement relating to Oracle’s future plans, expectations, beliefs, intentions and prospects, such as statements regarding our intentions related to future grants of equity to certain of our named executive officers, are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results and could cause actual results to differ materially. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this proxy statement. We undertake no obligation to update any statement in light of new information or future events.

2022 Annual Meeting of Stockholders 73

Oracle Corporation

2022 Annual Meeting of Stockholders

November 16, 2022

1:00 p.m. Central Time

ORACLE CORPORATION ATTN: LUIS MONTANO 2300 ORACLE WAY AUSTIN, TX 78741	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ORCL2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91051-P79845                         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORACLE CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors				☐	☐	☐
Nominees:		09)	Jeffrey O. Henley
01) Awo Ablo		10)	Renee J. James
02) Jeffrey S. Berg		11)	Charles W. Moorman
03) Michael J. Boskin		12)	Leon E. Panetta
04) Safra A. Catz		13)	William G. Parrett
05) Bruce R. Chizen		14)	Naomi O. Seligman
06) George H. Conrades		15)	Vishal Sikka
07) Lawrence J. Ellison
08) Rona A. Fairhead

The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain
2. Advisory Vote to Approve the Compensation of our Named Executive Officers								☐	☐	☐
3. Ratification of the Selection of our Independent Registered Public Accounting Firm								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date						Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — D91052-P79845

ORACLE CORPORATION
Annual Meeting of Stockholders
November 16, 2022 1:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Lawrence J. Ellison, Jeffrey O. Henley and Brian S. Higgins, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ORACLE CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, CST on November 16, 2022, at www.virtualshareholdermeeting.com/ORCL2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side